COMPUTER TELEPHONY

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                      EXECUTONE INFORMATION SYSTEMS, INC.,


                             INTER-TEL, INCORPORATED

                                       AND

             EXECUTONE INTER-TEL BUSINESS INFORMATION SYSTEMS, INC.
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS..........................................................1
      1.01     Accounts........................................................1
      1.02     Acquisition.....................................................2
      1.03     Adjustment......................................................2
      1.04     Affiliate.......................................................2
      1.05     Agreement.......................................................2
      1.06     Arbitration Fees................................................2
      1.07     Assignment and Assumption Agreement.............................2
      1.08     Assumed Leases..................................................2
      1.09     Assumed Liabilities.............................................3
      1.10     Basket..........................................................3
      1.11     Bill of Sale....................................................4
      1.12     Books and Records...............................................4
      1.13     Buyer...........................................................4
      1.14     Buyer's Closing Certificate.....................................4
      1.15     Buyer Review Period.............................................4
      1.16     Closing.........................................................4
      1.17     Closing Balance Sheet...........................................5
      1.18     Closing Date....................................................5
      1.19     Code............................................................5
      1.20     Commission......................................................5
      1.21     Competing Transaction...........................................5
      1.22     Computer Assets.................................................5
      1.23     Computer Assets License Agreement...............................5
      1.24     Computer Telephony Business.....................................5
      1.25     Computer Telephony Products.....................................6
      1.26     Confidentiality Agreement.......................................6
      1.27     Contracts.......................................................6
      1.28     Customer List...................................................6
      1.29     DCC.............................................................7
      1.30     ECS Shares......................................................7
      1.31     Effective Time..................................................7
      1.32     eLottery........................................................7
      1.33     eLottery Business...............................................7
      1.34     Employee Benefit Plan...........................................7
      1.35     Employees.......................................................8
      1.36     End Date........................................................8
      1.37     Environmental Laws..............................................8
      1.38     Environmental Permits...........................................8
      1.39     ERISA...........................................................8
      1.40     ERISA Affiliate.................................................8
      1.41     Escrow Agent....................................................8

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      1.42     Escrow Amount...................................................8
      1.43     Escrow Fund.....................................................8
      1.44     Escrow Period...................................................9
      1.45     Exchange Act....................................................9
      1.46     Excluded Assets.................................................9
      1.47     Excluded Prepaid Assets.........................................9
      1.48     Fixtures and Equipment..........................................9
      1.49     GAAP............................................................9
      1.50     Governmental Entity............................................10
      1.51     Hazardous Material.............................................10
      1.52     Hazardous Material Activities..................................10
      1.53     Headquarters Facility..........................................10
      1.54     Headquarters Sublease Agreement................................10
      1.55     Healthcare Communications Business.............................10
      1.56     Healthcare Services Assets.....................................11
      1.57     HSR Act........................................................11
      1.58     Indemnifiable Loss.............................................11
      1.59     Indemnified Litigation.........................................11
      1.60     Intellectual Property Rights...................................11
      1.61     Interim Financial Statements...................................12
      1.62     Inventory......................................................12
      1.63     Knowledge......................................................12
      1.64     Law............................................................13
      1.65     Licensed Trademarks............................................13
      1.66     Liens..........................................................13
      1.67     Manufacturing Agreement........................................13
      1.68     Material Adverse Change........................................13
      1.69     Net Assets.....................................................15
      1.70     Officer's Certificate..........................................15
      1.71     Parent.........................................................15
      1.72     Permits........................................................15
      1.73     Permitted Liens................................................15
      1.74     Person.........................................................16
      1.75     Poway Facility.................................................16
      1.76     Premises.......................................................16
      1.77     Prepaid Assets.................................................16
      1.78     Purchase Price.................................................16
      1.79     Purchased Assets...............................................16
      1.80     Required Consents..............................................17
      1.81     Retained Debt..................................................17
      1.82     Retained Liabilities...........................................17
      1.83     Seller.........................................................19
      1.84     Seller Acquisition.............................................19
      1.85     Seller Triggering Event........................................19
      1.86     Seller's Closing Certificate...................................20

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      1.87     Services Agreement.............................................20
      1.88     Severed Employees..............................................20
      1.89     Superior Proposal..............................................20
      1.90     Tax or Taxes...................................................20
      1.91     Tax Return.....................................................20
      1.92     Technology.....................................................21
      1.93     Trademark License Agreement....................................21
      1.94     Transferred Employees..........................................21
      1.95     Transferred Intellectual Property Rights.......................21
      1.96     Transferred Technology.........................................21
      1.97     TRP Liabilities................................................22
      1.98     Year-End Financial Statements..................................22
      1.99     Year 2000 Compliant............................................22

ARTICLE II PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION.......................22
      2.01     Sale of Purchased Assets.......................................22
      2.02     Transfer or Sales Taxes; Property Taxes........................23
      2.03     Allocation of Purchase Price...................................23
      2.04     Adjustments....................................................24
      2.05     Escrow.........................................................27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER..........................27
      3.01     Organization and Good Standing.................................27
      3.02     Foreign Qualification..........................................27
      3.03     Authorization; Enforceability..................................28
      3.04     Conflicts or Violations; Required Consents.....................28
      3.05     Litigation.....................................................29
      3.06     Compliance with Law............................................29
      3.07     Environmental Matters..........................................29
      3.08     Permits........................................................31
      3.09     Taxes..........................................................31
      3.10     Title to Purchased Assets......................................32
      3.11     Condition and Sufficiency of Assets............................32
      3.12     Accounts Receivable............................................32
      3.13     No Undisclosed Liabilities.....................................33
      3.14     Contracts and Assumed Leases...................................33
      3.15     Books and Records..............................................35
      3.16     Employee Benefit Plans.........................................36
      3.17     Employee Matters...............................................37
      3.18     Fees and Expenses of Brokers and Others........................39
      3.19     Insurance......................................................39
      3.20     Intellectual Property Rights and Technology....................39
      3.21     Inventory......................................................42
      3.22     Financial Statements...........................................42
      3.23     No Material Adverse Change.....................................43
      3.24     Disclaimers of Seller..........................................43

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      3.25     Disclosure.....................................................43
      3.26     Year 2000......................................................44
      3.27     Authenticity and Entirety of Documents.........................45
      3.28     Premises.......................................................45

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................46
      4.01     Organization...................................................46
      4.02     Authorization; Enforceability..................................46
      4.03     No Conflict or Violation; Required Consents....................46
      4.04     No Litigation..................................................47
      4.05     Fees and Expenses of Brokers and Others........................47

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT............................47
      5.01     Organization...................................................47
      5.02     Authorization; Enforceability..................................47
      5.03     No Conflict or Violation; Required Consents....................48
      5.04     No Litigation..................................................48
      5.05     Fees and Expenses of Brokers and Others........................48
      5.06     Sufficient Funds...............................................49

ARTICLE VI CERTAIN UNDERSTANDINGS AND AGREEMENTS..............................49
      6.01     Conduct of Seller Prior to Closing.............................49
      6.02     Negative Covenants.............................................50
      6.03     Access.........................................................51
      6.04     No Solicitation................................................51
      6.05     Further Assurances.............................................53
      6.06     Publicity......................................................54
      6.07     Employees......................................................54
      6.08     WARN Act.......................................................56
      6.09     Benefit Obligations............................................56
      6.10     Services Agreement.............................................59
      6.11     Headquarters Facility Sublease Agreement.......................59
      6.12     Manufacturing Agreement........................................59
      6.13     Non Compete....................................................60
      6.14     Trademark License Agreement....................................60
      6.15     Computer Assets License Agreement..............................61
      6.16     Bulk Transfers Laws............................................61
      6.17     Notice of Developments.........................................61
      6.18     Third Party Consents...........................................62
      6.19     Risk of Loss...................................................63
      6.20     Meeting of Seller's Shareholders...............................63
      6.21     Customer List..................................................64
      6.22     Year 2000 Claims...............................................64
      6.23     Executone Name.................................................65
      6.24     Poway Facility Permits.........................................65
      6.25     Schedules......................................................65

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ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER..................66
      7.01     Accuracy of Representations and Warranties.....................66
      7.02     HSR Act Waiting Period.........................................66
      7.03     No Litigation..................................................66
      7.04     Seller's Performance...........................................66
      7.05     Deliveries at Closing..........................................67
      7.06     No Material Adverse Change.....................................67

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER................67
      8.01     Accuracy of Representations and Warranties.....................68
      8.02     Shareholder Approval...........................................68
      8.03     No Litigation..................................................68
      8.04     HSR Act Waiting Period.........................................68
      8.05     Buyer's Performance............................................68
      8.06     Deliveries at Closing..........................................68

ARTICLE IX ACTIONS BY SELLER AND BUYER AFTER THE CLOSING......................69
      9.01     Seller's Indemnity.............................................69
      9.02     Buyer's Indemnity..............................................70
      9.03     Limitations on Indemnification.................................71
      9.04     Procedure for Indemnification - Third Party Claims.............71
      9.05     Procedure for Indemnification - Third Party Claims.............73
      9.06     Computation of Indemnity Amounts...............................73
      9.07     Litigation Support.............................................74
      9.08     Post-Closing Cooperation.......................................74
      9.09     Escrow Arrangements............................................74
      9.10     Taxes..........................................................82
      9.11     Books and Records; Personnel...................................83

ARTICLE X TERMINATION.........................................................84
      10.01    Termination....................................................84
      10.02    Termination by Buyer...........................................85
      10.03    Termination by Seller..........................................86
      10.04    Procedure for Termination......................................87
      10.05    Effect of Termination..........................................87

ARTICLE XI MISCELLANEOUS......................................................88
      11.01    Entire Agreement; Amendment....................................88
      11.02    Expenses.......................................................89
      11.03    Governing Law; Consent to Jurisdiction.........................89
      11.04    Assignment.....................................................90
      11.05    Agreement Not to Compete.......................................90
      11.06    Notices........................................................91
      11.07    Counterparts; Headings.........................................92
      11.08    Severability...................................................93
      11.09    No Reliance....................................................93

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      11.10    Interpretation.................................................93
      11.11    Specific Performance...........................................93
      11.12    Employee Tax Reporting.........................................94
      11.13    Further Assurances.............................................94
      11.14    Disclosure Schedule............................................94

                                      -vi-
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                             SCHEDULES AND EXHIBITS

SCHEDULE    DESCRIPTION
--------    -----------
1.01        Accounts
1.08(a)     Assumed Leases for Office Space
1.08(b)     Assumed Leases for Equipment
1.22        Computer Assets
1.24(a)     eLottery Business
1.24(b)     Healthcare Communications Business
1.25        Computer Telephony Products
1.27        Contracts
1.35        Employees
1.47        Excluded Prepaid Assets
1.48        Fixtures and Equipment
1.55        Healthcare Communications Business
1.56        Healthcare Services Assets Excluded From Computer Telephony Business
1.59        Indemnified Litigation
1.61        Interim Financial Statements
1.65        Licensed Trademarks
1.68        Material Adverse Change -- Managerial and Engineering Employees
1.73        Permitted Liens
1.76        Premises
1.82        Retained Liabilities
1.95        Transferred Intellectual Property Rights and Transferred Technology
1.98        Year-End Financial Statements
3.02        Foreign Qualifications
3.04(a)     Conflicts or Violations
3.04(b)     Required Consents
3.05        Litigation
3.06        Compliance with Law
3.09        Taxes
3.10        Title to Purchased Assets
3.11        Condition and Sufficiency of Assets
3.13        No Undisclosed Liabilities
3.16        Employee Benefit Plans
3.17(a)     Employee Debts
3.17(b)     Independent Contractors
3.17(c)     Employment Matters (Threatened and Filed Employment and Labor
            Complaints)
3.17(d)     Labor Disturbances
3.17(e)     Employees
3.20        Intellectual Property Rights and Technology -- Infringement Claims
3.23        Material Adverse Change
3.26        Year 2000
4.03        Buyer Required Consents

                                      -vii-
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5.03        Parent Required Consents
6.05        Preclosing Actions With Respect to Customers and Distributors
6.12        Terms of Manufacturing Agreement
6.24        Poway Facility Permits

EXHIBIT     DESCRIPTION
-------     -----------
A           Assignment and Assumption Agreement
B           Bill of Sale
C           Computer Asset License Agreement
D           Headquarters Sublease Agreement
E           Trademark License Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, made as of October 17, 1999, by and between EXECUTONE Information Systems, Inc., a Virginia corporation ("Seller"), Inter-Tel, Incorporated, an Arizona corporation ("Parent"), and Executone Inter-Tel Business Information Systems, Inc. an Arizona corporation and a wholly-owned subsidiary of Parent ("Buyer"), provides as follows:

                                    RECITALS

     WHEREAS, one of the businesses engaged in by Seller is the Computer Telephony Business as defined herein.

     WHEREAS, Seller desires to sell certain of its assets and be relieved of certain of its liabilities that are employed by Seller in operating the Computer Telephony Business, and Buyer desires to purchase those assets and assume those liabilities.

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

                                    ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.01 ACCOUNTS.

          "Accounts" shall mean all accounts receivable, notes receivable and associated rights (including, without limitation, amounts due from vendors, all security deposits, letters of credit and security interests in collateral) and all related reserves arising from the sale of goods and services of the Computer Telephony Business and outstanding as of the Effective Time, including the Accounts to be listed on SCHEDULE 1.01 hereto, as well as all other Accounts not listed on SCHEDULE 1.01 which are Accounts of the Computer Telephony Business, but specifically excluding the Excluded Prepaid Assets.

     1.02 ACQUISITION.

          "Acquisition" shall mean the purchase and sale of the Computer Telephony Business pursuant to this Agreement.

     1.03 ADJUSTMENT.

          "Adjustment" shall have the meaning assigned to it in SECTION 2.04.

     1.04 AFFILIATE.

          "Affiliate" shall mean, with respect to any Person, any Person or entity, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     1.05 AGREEMENT.

          "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.06 ARBITRATION FEES.

          "Arbitration Fees" shall have the meaning assigned to it in SECTION 9.09(f)(III).

     1.07 ASSIGNMENT AND ASSUMPTION AGREEMENT.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement between Seller and Buyer substantially in the form of EXHIBIT A hereto.

     1.08 ASSUMED LEASES.

          "Assumed Leases" shall mean those leases for all facilities used by the Computer Telephony Business and listed on SCHEDULE 1.08(a) hereto and those equipment leases listed on SCHEDULE 1.08(b) hereto.

     1.09 ASSUMED LIABILITIES.

          "Assumed Liabilities" shall mean the following liabilities (other than Retained Liabilities): (i) all obligations and liabilities with respect to circumstances and events occurring on or after the Closing Date with respect to the Assumed Leases listed on SCHEDULE 1.08(a) and SCHEDULE 1.08(b), (ii) all trade account payables and accrued liabilities (excluding Taxes, except those Taxes specifically excluded from the definition of Retained Liabilities) related to the Computer Telephony Business, (iii) all obligations and liabilities with respect to all Contracts listed on SCHEDULE 1.27, (iv) all warranty obligations and liabilities relating to the Computer Telephony Business, excluding (other than as set forth in clause (v) below) all claims, lawsuits or actions of current or former customers of the Computer Telephony Business related to the Year 2000 readiness of the Computer Telephony Products initiated or, to the Knowledge of Seller, threatened prior to the Closing, (v) all obligations of Seller for judgments, amounts paid in settlement, and attorneys' fees and costs, and other expenses and costs, arising out of the Indemnified Litigation, (vi) all liabilities and obligations arising from circumstances or events occurring prior to the Effective Time in the ordinary course of the Computer Telephony Business consistent with past practice, other than Retained Liabilities, (vii) all other liabilities and obligations of the Computer Telephony Business that arise from circumstances or events occurring after the Closing, and (viii) up to fifty percent (50%) of any liabilities relating to indebtedness to any participants under Seller's Transition and Retention Plan and up to fifty percent (50%) of any liabilities relating to any severance, separation or other payment obligations to any Transition and Retention Plan participants (other than such liabilities in respect of Stan Kabala and Ted Stone, which shall be Retained Liabilities hereunder).

     1.10 BASKET.

          "Basket" shall have the meaning assigned to it in SECTION 9.03(a).

     1.11 BILL OF SALE.

          "Bill of Sale" shall mean the bill of sale substantially in the form of EXHIBIT B hereto.

     1.12 BOOKS AND RECORDS.

          "Books and Records" shall mean original or true and complete copies of the Customer List and all the books, records, files, data and information of Seller relating to the Computer Telephony Business, including, without limitation, all customer lists, financial and accounting records (including all Tax Returns other than income tax returns), purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources and all other general correspondence, records, books and files relating to the Computer Telephony Business.

     1.13 BUYER.

          "Buyer" shall mean Executone Inter-Tel Business Information Systems, Inc., an Arizona corporation and a wholly-owned subsidiary of Parent.

     1.14 BUYER'S CLOSING CERTIFICATE.

          "Buyer's Closing Certificate" shall mean the certificate of Buyer in a form to be reasonably agreed upon between Buyer and Seller.

     1.15 BUYER REVIEW PERIOD.

          "Buyer Review Period" shall have the meaning assigned to it in SECTION 2.04(b).

     1.16 CLOSING.

          "Closing" shall mean the meeting of the parties held at 10:00 A.M., local time, on the Closing Date, at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, or such other time and place as the parties may mutually agree in writing.

     1.17 CLOSING BALANCE SHEET.

          "Closing  Balance  Sheet"  shall have the  meaning  assigned  to it in
SECTION 2.04(a).

     1.18 CLOSING DATE.

          "Closing Date" shall mean the business day following approval of this Agreement and the transaction contemplated thereby by Seller's shareholders and satisfaction of the conditions set forth in Articles VIII and IX, or such other date as the parties may mutually agree in writing.

     1.19 CODE.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any predecessor thereto to the extent applicable to prior periods.

     1.20 COMMISSION.

          "Commission" shall mean the Securities and Exchange Commission.

     1.21 COMPETING TRANSACTION.

          "Competing  Transaction"  shall  have the  meaning  assigned  to it in
SECTION 6.04.

     1.22 COMPUTER ASSETS.

          "Computer Assets" shall mean the computer hardware and software listed on SCHEDULE 1.22 hereto.

     1.23 COMPUTER ASSETS LICENSE AGREEMENT.

          "Computer Assets License Agreement" shall mean the computer assets license agreement substantially in the form of EXHIBIT C hereto.

     1.24 COMPUTER TELEPHONY BUSINESS.

          "Computer Telephony Business" shall mean the development, manufacture, marketing, selling and servicing of telephone key and PBX, voice mail, automatic call distribution and other business telephone products, software and system applications for and to end-user customers and independent distributors, as well as the manufacturing, logistics, repair, warehousing, billing and related services provided to the Healthcare Communications Business, subject to the terms of the Manufacturing Agreement, as conducted by Seller as of the date of the Agreement, and as it historically has been conducted, including all research and development relating to the Computer Telephony Business, and excluding assets related to the eLottery Business to be expressly listed on SCHEDULE 1.24(a) and assets related to the Healthcare Communications Business to be expressly listed on SCHEDULE 1.24(B).

     1.25 COMPUTER TELEPHONY PRODUCTS.

          "Computer Telephony Products" shall mean all products, including software, of the Computer Telephony Business listed on SCHEDULE 1.25, including installation, programming, customer training, service and maintenance thereof, and predecessor and updated versions thereof and extensions, modifications and developments thereof.

     1.26 CONFIDENTIALITY AGREEMENT.

          "Confidentiality  Agreement"  shall have the meaning assigned to it in
SECTION 1.27.

     1.27 CONTRACTS.

          "Contracts" shall mean those contracts, agreements, blanket and other purchase orders, options, leases of personal or moveable property (such as computers, copiers and vehicles), sales orders, license agreements, relationships and commitments and invoices related thereto specifically listed on SCHEDULE 1.27 hereto.

     1.28 CUSTOMER LIST.

          "Customer List" shall mean the customer list of the Computer Telephony Business.

     1.29 DCC.

          "DCC" shall mean Dialogic Communications Corporation, a Tennessee corporation.

     1.30 ECS SHARES.


          "ECS Shares" shall mean Seller's equity interest in ECS Communications Group, Inc.

     1.31 EFFECTIVE TIME.

          "Effective  Time" shall mean 5:00 P.M.  Eastern  Time,  on the Closing
Date.

     1.32 ELOTTERY.

          "eLottery" shall mean eLottery, Inc., a wholly-owned subsidiary of Seller, and its predecessor entity, Unistar Gaming Corp., and its wholly-owned subsidiary, UniStar Entertainment, Inc.

     1.33 ELOTTERY BUSINESS.

          "eLottery Business" shall mean the business as conducted by eLottery as of the date of the Agreement, and as it historically has been conducted through the Closing Date, including all developments and extensions thereof.

     1.34 EMPLOYEE BENEFIT PLAN.

          "Employee Benefit Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any Employee, or with respect to which Seller has or may have any liability or obligation for any Employee.

     1.35 EMPLOYEES.

          "Employees" shall mean the employees of Seller necessary for the operation of the Computer Telephony Business as listed on SCHEDULE 1.35 hereto.

     1.36 END DATE.


          "End Date" shall have the meaning assigned to it in Section 10.01(b).

     1.37 ENVIRONMENTAL LAWS.

          "Environmental Laws" shall have the meaning assigned to it in SECTION 3.07(a)(i).

     1.38 ENVIRONMENTAL PERMITS.

          "Environmental Permits" shall have the meaning assigned to in SECTION 3.07(c).

     1.39 ERISA.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.40 ERISA AFFILIATE.

          "ERISA Affiliate" shall mean each entity that is a member of a controlled group or affiliated service group of which Seller is a member or that is under common control with Seller (within the meaning of Section 414(b), 414(c) or 414(m) of the Code).

     1.41 ESCROW AGENT.

          "Escrow  Agent"  shall  have the  meaning  assigned  to it in  SECTION
9.09(a).

     1.42 ESCROW AMOUNT.

          "Escrow Amount" shall have the meaning assigned to it in SECTION 2.05.

     1.43 ESCROW FUND.

          "Escrow  Fund"  shall  have  the  meaning  assigned  to it in  SECTION
9.09(a).

     1.44 ESCROW PERIOD.

          "Escrow Period" shall have the meaning assigned to it in SECTION 9.09(b).

     1.45 EXCHANGE ACT.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

     1.46 EXCLUDED ASSETS.

          "Excluded Assets" shall mean (i) all cash and cash equivalents (other than any deposits reflected on the Closing Balance Sheet), (ii) the shares and options to purchase shares of DCC owned by Seller, (iii) Excluded Prepaid Assets and (iv) all other assets of Seller not used in connection with the Computer Telephony Business and to be listed on SCHEDULES 1.24(a) and 1.24(b).

     1.47 EXCLUDED PREPAID ASSETS.

          "Excluded  Prepaid  Assets" shall mean those assets listed on SCHEDULE
1.47 hereto.

     1.48 FIXTURES AND EQUIPMENT.

          "Fixtures and Equipment" shall mean all tangible assets (other than Inventory) associated with or used in the ordinary course of the Computer Telephony Business, including, but not limited to, all furniture, fixtures, leasehold improvements, vehicles and equipment located on or off of the Premises, including, without limitation, those items to be listed by location on
SCHEDULE 1.48 hereto.

     1.49 GAAP.

          "GAAP" shall mean generally accepted accounting principles as of the date of this Agreement and as applied by Seller in a manner consistent with prior periods.

     1.50 GOVERNMENTAL ENTITY.

          "Governmental Entity" shall mean any court, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign.

     1.51 HAZARDOUS MATERIAL.

          "Hazardous Material" shall have the meaning assigned to it in SECTION 3.07(a).

     1.52 HAZARDOUS MATERIAL ACTIVITIES.


          "Hazardous Material Activities" shall have the meaning assigned to it in SECTION 3.07(b).

     1.53 HEADQUARTERS FACILITY.

          "Headquarters Facility" shall mean the headquarters for the Computer Telephony Business, the Healthcare Communications Business and the eLottery Business located at 472 and 478 Wheelers Farms Road, Milford, Connecticut 06460.

     1.54 HEADQUARTERS SUBLEASE AGREEMENT.

          "Headquarters Sublease Agreement" shall mean the sublease or license agreement substantially in the form of EXHIBIT D hereto granted by Buyer to Seller to use certain space located at the Headquarters Facility for use in connection with the Healthcare Communications Business.

     1.55 HEALTHCARE COMMUNICATIONS BUSINESS.

          "Healthcare Communications Business" shall mean the development, manufacture, selling and servicing of nurse and patient communication systems, infrared locator systems and the other products listed on SCHEDULE 1.55, as conducted by Seller as of the date of the Agreement and as it historically has been conducted through the Closing Date, including all developments and extensions thereof, and shall exclude the eLottery Business and the Computer Telephony Business.

     1.56 HEALTHCARE SERVICES ASSETS.

          "Healthcare Services Assets" shall mean the assets contained in the Poway Facility, including those assets relating to the manufacturing, logistics, repair, warehousing, billing and related services provided to the Healthcare Communications Business, pursuant to the terms of the Manufacturing Agreement, except those assets listed on SCHEDULE 1.56.

     1.57 HSR ACT.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     1.58 INDEMNIFIABLE LOSS.

          "Indemnifiable Loss" shall have the meaning assigned to it in SECTION 9.09(d).

     1.59 INDEMNIFIED LITIGATION.

          "Indemnified Litigation" means the litigation listed on SCHEDULE 1.59 hereto.

     1.60 INTELLECTUAL PROPERTY RIGHTS.

          "Intellectual Property Rights" shall mean any or all of the following and all rights therein: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures; (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (vii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all guarantees, warranties, bonds, easements, licenses, permits and approvals; and (ix) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

     1.61 INTERIM FINANCIAL STATEMENTS.

          "Interim Financial Statements" shall mean the (i) balance sheet of the Computer Telephony Business as of June 30, 1999, (ii) statement of cash flows of the Computer Telephony Business for the six-month period ended June 30, 1999 and
(iii) income statement of the Computer Telephony Business for the six-month period ended June 30, 1999, attached hereto as SCHEDULE 1.61.

     1.62 INVENTORY.

          "Inventory" shall mean all of Seller's inventories of raw materials, work in process and finished goods and all related reserves related to the Computer Telephony Business and the raw materials and work in process used in the Healthcare Communications Business and all related reserves.

     1.63 KNOWLEDGE.

          A Person will be deemed to have "Knowledge" of a particular fact if such Person is actually aware after reasonable inquiry of such fact. With respect to a Person other than an individual, such Person will be deemed to have "Knowledge" of a particular fact if any individual who is presently serving as an officer, partner, executor or trustee of such Person has Knowledge of such fact.

     1.64 LAW.

          "Law" shall mean any federal, state, local, international or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     1.65 LICENSED TRADEMARKS.

          "Licensed Trademarks" shall mean the trademarks to be licensed to the Healthcare Communications Business listed on SCHEDULE 1.65 hereto.

     1.66 LIENS.

          "Liens" shall mean all liens, pledges, claims, security interests, mortgages, deeds of trust, encumbrances, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens.

     1.67 MANUFACTURING AGREEMENT.

          "Manufacturing Agreement" shall mean the manufacturing agreement to be entered into between Buyer and Seller containing the terms on which Buyer or its permitted assignee will provide manufacturing and other services to Seller, utilizing the Poway Facility, as described in SECTION 6.12.

     1.68 MATERIAL ADVERSE CHANGE.

          "Material Adverse Change" shall mean any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities or financial condition of the Computer Telephony Business; PROVIDED, HOWEVER, that the following shall not be taken into account in determining whether there has been or could or would be a "Material Adverse Change" on or with respect to the Computer Telephony Business: (i) the delay or cancellation of orders for the
Computer Telephony Business' products from customers or distributors (or other resellers) directly attributable  to the  announcement  of this  Agreement  or the  pendency  of the
Acquisition, (ii) the lack of or delay in availability of components or raw materials from the Computer Telephony Business' suppliers directly attributable to the announcement of this Agreement or the pendency of the Acquisition, (iii) any litigation brought or threatened against Seller or any officer or member of the Board of Directors of Seller in respect of this Agreement or the Acquisition (including any shareholder class action litigation arising from allegations or a breach of fiduciary duty relating to the Agreement), (iv) the loss of employees of the Business as a result of reductions in force that are mutually agreed upon by Seller and Buyer; (v) the loss prior to Closing of not more than twenty-five percent (25%) of the Managerial Employees of the Computer Telephony Business identified on SCHEDULE 1.68 hereto ("Managerial Employees"), excluding Managerial Employees lost pursuant to reductions in force described in clause
(iv) prior to the Closing and Managerial Employees who are not offered employment packages by Buyer pursuant to SECTION 6.07 that are substantially comparable to those such Managerial Employees have in place as of September 26, 1999; (vi) the loss prior to Closing of not more than twenty-five percent (25%) of the Computer Telephony Business' Engineering Employees identified on SCHEDULE
1.68 hereto ("Engineering Employees"), excluding Engineering Employees lost pursuant to mutually agreed upon reductions in force described in clause (iv) prior to Closing and Engineering Employees who are not offered employment packages by Buyer pursuant to SECTION 6.07 that are substantially comparable to those such Engineering Employees have in place as of the date of this Agreement, and (vii) changes in trading prices for Seller's securities. Notwithstanding the foregoing, the loss of two or more of the Computer Telephony Business' top five government or national accounts, or three or more of the Computer Telephony Business' top ten dealers, in each case between the date of the Interim Financial

Statements and the Closing, shall constitute a Material Adverse Change. For the purposes of this definition, the "loss" of a top ten Computer Telephony Business dealer shall mean (i) the termination by Seller of the exclusivity of a dealer that was an exclusive dealer as of the date of the Interim Financial Statements,
(ii) such dealer has made no purchases of Computer Telephony Products in the prior 90 days or (iii) Seller has received notice from such dealer that it is terminating its distributor agreement with Seller.

     1.69 NET ASSETS.

          "Net Assets" shall mean an amount equal to the amount of the Purchased Assets that are reflected on the Closing Balance Sheet less the amount of the Assumed Liabilities that are reflected on the Closing Balance Sheet, all as derived from the Closing Balance Sheet prepared in accordance with SECTION 2.04

     1.70 OFFICER'S CERTIFICATE.

          "Officer's  Certificate"  shall  have the  meaning  assigned  to it in
SECTION 9.09(d).

     1.71 PARENT.

          "Parent" shall mean Inter-Tel, Incorporated, an Arizona corporation.

     1.72 PERMITS.

          "Permits" shall mean all governmental approvals, authorizations, registrations, permits and licenses owned by Seller, other than qualifications to do business as a foreign corporation, that are used in or required in connection with the operation of the Computer Telephony Business.

     1.73 PERMITTED LIENS.

          "Permitted Liens" shall mean the Liens listed on SCHEDULE 1.73 hereto, together with liens for taxes not yet due and payable and Liens that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change.

     1.74 PERSON.

          "Person" shall mean any individual, corporation, proprietorship, partnership, limited liability company, trust or other legal entity.

     1.75 POWAY FACILITY.

          "Poway Facility" shall mean the Seller's manufacturing plant located in Poway, California.

     1.76 PREMISES.

          "Premises" shall mean the real property and improvements owned or leased by Seller and used in the operation of the Computer Telephony Business, as described on SCHEDULE 1.76 hereto.

     1.77 PREPAID ASSETS.

          "Prepaid Assets" shall mean all prepaid expenses and deposits of Seller used in the operation of the Computer Telephony Business, excluding the Excluded Prepaid Assets.

     1.78 PURCHASE PRICE.

          "Purchase Price" shall mean $44,300,000, subject to Adjustment as set forth in SECTION 2.04.

     1.79 PURCHASED ASSETS.

          "Purchased Assets" shall mean all of the assets used in or necessary to the operation of the Computer Telephony Business, including but not limited to:

          (a) the Accounts;

          (b) the Assumed Leases;

          (c) the Books and Records;

          (d) the Computer Assets;

          (e) the Contracts;

          (f) the Customer List;

          (g) the Fixtures and Equipment;

          (h) the Healthcare Services Assets;

          (i) the Inventory;

          (j) the Permits;

          (k) the Prepaid Assets;

          (l) the Transferred Intellectual Property Rights;

          (m) the Transferred Technology; and

          (n) ECS Shares,

but shall specifically exclude the Excluded Assets.

     1.80 REQUIRED CONSENTS.

          "Required Consents" shall mean the consents required to be obtained to permit the transfer of the Purchased Assets and the assignment of the Assumed Liabilities pursuant to this Agreement, as set forth on SCHEDULES 3.04(b) and
4.03 hereto.

     1.81 RETAINED DEBT.

          "Retained Debt" shall mean long-term debt, other long-term liabilities and current portion of long-term debt, as each is reflected in the Interim Financial Statements.

     1.82 RETAINED LIABILITIES.

          "Retained Liabilities" shall mean:

          (a) the liabilities listed on SCHEDULE 1.82 hereto; and

          (b) any other liabilities of Seller that are not Assumed Liabilities, including, without limitation, the following:

               (i) any liability or obligation of Seller for Taxes for any taxable period (except with respect to property Taxes, which will be treated in accordance with SECTION 2.02) and any liability for Taxes attributable to the Computer Telephony Business or the Purchased Assets for any period or portion thereof ending on or prior to the Closing Date regardless of whether reserved on the Year End Financial Statements or Interim Financial Statements;

               (ii) any liability of Seller for unpaid Taxes of any Person under Reg. ss.1.1502 6 (or any similar provision of state, local or foreign law) as a transferee or successor, or by contract;

               (iii) any liability or obligation of Seller incurred prior to the Closing Date to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of any of Seller or its subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgment, damages, penalties, fines, costs, amount paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise);

               (iv) any liability or obligation of Seller for costs and expenses incurred in connection with the negotiation, drafting, execution and closing of this Agreement and the transactions contemplated hereby, including any liability or connection with compliance with the Bulk Transfer Laws;

               (v) any liability or obligation of Seller pursuant to this Agreement or pursuant to any side agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;

               (vi) any claim for injury to person to the extent not covered by warranties relating to the Computer Telephony Business, regardless of when made or asserted, that is imposed or asserted to be imposed in connection with any acts or omissions, any service performed or any product sold, leased or delivered by or on behalf of Seller on or prior to the Closing Date;

               (vii) any liability relating to any claims, lawsuits or actions initiated or, to Seller's Knowledge, threatened prior to the Closing, except as otherwise expressly assumed hereunder;

               (viii) any liability of Seller to Stan Kabala or Ted Stone relating to any severance, separation or other payment obligations to such individuals, whether TRP Liabilities or otherwise;

               (ix) the Retained Debt;

               (x) all obligations and liabilities with respect to circumstances or events occurring prior to the Closing Date with respect to the Assumed Leases listed on SCHEDULES 1.08(a) and 1.08(b); and

               (xi) all obligations and liabilities with respect to circumstances or events occurring prior to the Closing Date with respect to the infringement or misappropriation of the Intellectual Property Rights of any Person.

     1.83 SELLER.

          "Seller" shall mean EXECUTONE Information Systems, Inc., a Virginia corporation.

     1.84 SELLER ACQUISITION.

          "Seller Acquisition" shall have the meaning assigned to it in SECTION 10.05.

     1.85 SELLER TRIGGERING EVENT.

          "Seller  Triggering  Event"  shall have the meaning  assigned to it in
SECTION 10.02.

     1.86 SELLER'S CLOSING CERTIFICATE.

          "Seller's Closing Certificate" shall mean the certificate of Seller in a form to be reasonably agreed upon between Buyer and Seller.

     1.87 SERVICES AGREEMENT.

          "Services Agreement" shall mean the transition services agreement to be entered into pursuant to SECTION 6.10.

     1.88 SEVERED EMPLOYEES.

          "Severed Employees" shall have the meaning assigned to it in SECTION 6.07.

     1.89 SUPERIOR PROPOSAL.

          "Superior Proposal" shall have the meaning assigned to it in SECTION 6.04.

     1.90 TAX OR TAXES.

          For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     1.91 TAX RETURN.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

     1.92 TECHNOLOGY.

          "Technology" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) tools, methods and processes; and all instantiations of the foregoing in any form and embodied in any media.

     1.93 TRADEMARK LICENSE AGREEMENT.

          "Trademark   License  Agreement"  shall  mean  the  trademark  license
agreement entered into between Buyer and Seller in substantially the form of EXHIBIT E hereto.

     1.94 TRANSFERRED EMPLOYEES.

          "Transferred  Employees"  shall  have the  meaning  assigned  to it in
SECTION 6.07.

     1.95 TRANSFERRED INTELLECTUAL PROPERTY RIGHTS.

          "Transferred Intellectual Property Rights" shall mean all Intellectual Property Rights that are embodied in the Transferred Technology and are used in the Computer Telephony Business by Purchaser related to the Transferred Technology, including without limitations all Intellectual Property Rights in Licensed Trademarks and those Intellectual Property Rights described on SCHEDULE 1.95.

     1.96 TRANSFERRED TECHNOLOGY.

          "Transferred Technology" shall mean all of the following: (i) Computer Telephony Products in both Source Code and Object Code format and any other format; (ii) Computer Assets; (iii) all other Technology used in the operation of the Computer Telephony

Business by Seller including the Technology listed in SCHEDULE 1.95. Transferred Technology shall specifically exclude the Technology used in or otherwise related to the eLottery Business to be set forth in SCHEDULE 1.24(A).

     1.97 TRP LIABILITIES.

          "TRP Liabilities" shall mean any and all obligations arising out of or in connection with Seller's Transition and Retention Plan as listed on SCHEDULE 1.27, whether in the form of stock loan guarantees, unpaid Loan Balances, Retention Payments or Separation Payments (as those terms are defined in the Transition and Retention Plan) or otherwise, with the exception of any liabilities arising from obligations of Stan Kabala and Ted Stone to Seller.

     1.98 YEAR-END FINANCIAL STATEMENTS.

          "Year-End Financial Statements" shall mean the (i) balance sheets of the Computer Telephony Business as of December 31, 1998 and 1997, (ii) statements of cash flows of the Computer Telephony Business for the years ended December 31, 1998 and 1997 and (iii) income statements of the Computer Telephony Business for the years ended December 31, 1998 and 1997, listed on SCHEDULE 1.98 hereto.

     1.99 YEAR 2000 COMPLIANT.

          "Year 2000 Compliant" shall have the meaning assigned to it in SECTION 3.26(A).

                                   ARTICLE II
                  PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION

     2.01 SALE OF PURCHASED ASSETS.

          (a) At the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer the Purchased Assets, free and clear of all Liens, except for Permitted Liens. Seller will execute and deliver the Bill of Sale and such other documents of transfer and assignment as may be necessary to consummate the foregoing.

          (b) At the Closing, Buyer shall purchase or assume the Purchased Assets and in full payment therefor (i) shall assume and agree to discharge all of Seller's obligations under the Assumed Liabilities and (ii) shall pay Seller by wire transfer in immediately available funds an amount equal to the Purchase Price, excluding the Escrow Amount.

     2.02 TRANSFER OR SALES TAXES; PROPERTY TAXES.

          Seller will be responsible for and pay one hundred percent (100%) of all sales, stamp, recordation, transfer and similar Taxes arising out of, or related to, the transactions contemplated by this Agreement. Buyer shall cooperate with Seller, as Seller reasonably requests, to minimize the amount of such taxes. The parties agree that all property Taxes imposed with respect to Purchased Assets (including, without limitation, property Taxes payable by the tenant or lessee under any lease) will be pro-rated as of the Closing Date and that, notwithstanding any other provision of this Agreement, the economic burden of any such property Tax will be borne by Seller for all periods (or portions thereof) through the Closing Date ("Pre-Closing Period") and by Buyer for all periods (or portions thereof) after the Closing Date ("Post-Closing Period"). Accordingly, notwithstanding any other provision of this Agreement, (i) if Seller pays a property Tax imposed with respect to Purchased Assets attributable to a Post-Closing Period, Buyer will reimburse Seller upon demand for the amount of such property Tax; and (ii) if Buyer pays a property Tax imposed with respect to Purchased Assets attributable to a Pre-Closing Period, Seller will reimburse Buyer upon demand for the amount of such property Tax.

     2.03 ALLOCATION OF PURCHASE PRICE.

          The Purchase Price and the Assumed Liabilities (to the extent they constitute part of the amount realized by Seller for federal income tax purposes) shall be allocated and determined by Buyer, subject to the review and consent of Seller, which consent shall not be unreasonably withheld, in accordance with the requirements of Section 1060 of the Code and the regulations thereunder, and no party shall take any position inconsistent with this allocation for income tax purposes, except that Buyer's cost for the Purchased Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller.

     2.04 ADJUSTMENTS.

          The Purchase Price will be subject to adjustment (the "Adjustment") as follows:

          (a) CLOSING BALANCE SHEET. Within 30 days following the Closing, Seller will prepare (or cause to be prepared) and deliver to Buyer a balance sheet (the "Closing Balance Sheet") of the Computer Telephony Business (not reflecting any Retained Liabilities) as of the Closing Date audited or reviewed (at the sole discretion of Buyer) by Arthur Andersen LLP, whose fees and disbursements will be paid by Seller. The Closing Balance Sheet will be prepared in accordance with GAAP and consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed by Seller in preparation of the Interim Financial Statements.

          (b) BUYER'S REVIEW OF THE CLOSING BALANCE SHEET. Buyer and Buyer's accountants will have 45 days from Buyer's receipt of the Closing Balance Sheet (the "Buyer Review Period") to review the Closing Balance Sheet, and during such Buyer Review Period Seller and its accountants will cooperate with Buyer and Buyer's accountants and answer Buyer and Buyer's accountants' questions and provide such additional schedules and materials as Buyer and Buyer's accountants may reasonably request in order for Buyer and Buyer's accountants to have a meaningful review of the Closing Balance Sheet.

          (c) PURCHASE PRICE ADJUSTMENT. Subject to the provisions of SECTION 2.04(d) below, the Purchase Price will be adjusted in accordance with this
SECTION 2.04(c). If the Net

Assets are greater than $18,070,000, then the Purchase Price shall be increased by an amount equal to the amount by which the Net Assets are greater than $18,070,000, which amount shall be delivered by Buyer to Seller by wire transfer of immediately available funds, to an account of Seller at a bank specified by Seller within five (5) days after the date on which the Closing Balance Sheet is finally accepted. If the Net Assets are less than $15,070,000, then the Purchase Price shall be decreased by an amount equal to the amount by which the Net Assets are less than $15,070,000, up to $1,000,000 of which amount shall be remitted from the Escrow Fund by the Escrow Agent to Buyer in accordance with
SECTION 9.09 hereof and the balance, if any, of which shall be delivered by Seller to Buyer by wire transfer of immediately available funds, to an account of Buyer within five (5) days after the date on which the Closing Balance Sheet is finally accepted. In the event that during the Buyer Review Period Buyer determines that additional Adjustments shall be made to the Purchase Price, then additional amounts up to a total of $1,000,000 (taking into account all previous payments pursuant to this Section) shall be remitted from the Escrow Fund by the Escrow Agent to Buyer in accordance with SECTION 9.09 hereof and Seller shall deliver the balance, if any, to Buyer by wire transfer of immediately available funds, to an account of Buyer at a bank specified by Buyer within five (5) business days after such a determination by Buyer is made, an amount equal to
(i) the dollar amount of such additional Adjustments, or (ii) in the event of a dispute between Buyer and Seller relating to any additional Adjustments, amounts otherwise determined pursuant to SECTION 2.04(d)(ii) below.

     (d) DISPUTES.

          (i) Subject to SECTION 2.04(d)(ii) below, the Closing Balance Sheet delivered by Seller to Buyer will be final, binding and conclusive on the parties hereto.

          (ii) Buyer may dispute any amounts reflected or not reflected on the Closing Balance Sheet, PROVIDED THAT Buyer notifies Seller in writing of each disputed item and specifies the amount thereof in dispute, not later than the expiration of Buyer Review Period. If Buyer and Seller are able to resolve all of the disputed items, then the Closing Balance Sheet agreed upon by Buyer and Seller will be final, binding and conclusive on the parties hereto. Disputes shall be limited to arithmetic errors or inconsistencies arising from the failure of the Closing Balance Sheet to be prepared in accordance with GAAP or consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed by Seller in preparation of the Interim Financial Statements. If Buyer and Seller are unable to resolve some or all of such disputed items and are therefore unable to agree as to the Closing Balance Sheet (and the disputed line items therein) within twenty (20) days following the expiration of Buyer Review Period, Buyer and Seller will submit within five
(5) days the items remaining in dispute for resolution to PricewaterhouseCoopers LLP in Chicago, Illinois (the member of which who will be primarily responsible for resolving such dispute will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues). In resolving any disputed item, PricewaterhouseCoopers LLP may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of PricewaterhouseCoopers LLP (A) will be borne by Buyer if the Net Asset Value finally determined pursuant to this SECTION 2.04(d)(ii) shall be 100% or greater than 100% of the Net Asset Value reflected on the Closing Balance Sheet originally submitted to Buyer by Seller pursuant to SECTION 2.04(a) hereof or
(B) will be borne by Seller if the Net Asset Value finally determined pursuant to this SECTION 2.04(d)(ii) shall be less than

100% of the Net Asset Value reflected on the Closing Balance Sheet originally submitted to Buyer by Seller pursuant to SECTION 2.04(a) hereof.

          (e) ACCESS. Upon reasonable request, each of Buyer and Seller shall provide the employees, advisors and representatives of the other with access (including copies if so requested) to all working papers related to the preparation and review of the Closing Balance Sheet and to all books and records of the Computer Telephony Business necessary to prepare and review the Closing Balance Sheet.

     2.05 ESCROW.

          On the Closing Date, Buyer and Seller jointly shall instruct the Escrow Agent to place $4,000,000 of the Purchase Price into the escrow account required by SECTION 9.09 (the "Escrow Amount").

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer that:

     3.01 ORGANIZATION AND GOOD STANDING.

          Seller is a corporation duly organized, validly existing and in good standing under laws of the Commonwealth of Virginia and has full corporate power and authority to enter into and perform its obligations hereunder. Seller has full corporate power to carry on the Computer Telephony Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.

     3.02 FOREIGN QUALIFICATION.

          SCHEDULE 3.02 hereto lists each foreign jurisdiction where Seller is qualified to do business as a foreign corporation and is in good standing. Seller is duly qualified to do business as a foreign corporation and is in good standing under each state or other jurisdiction in which either the ownership or use of the properties owned or used by it or where the nature of the activities conducted by it, requires such qualification.

     3.03 AUTHORIZATION; ENFORCEABILITY.

          Other than the approval of the shareholders of Seller required under Virginia law and receipt of the Required Consents, the execution, delivery and performance by Seller of this Agreement and of all of the documents and instruments contemplated hereby to which it is a party are within the corporate power of Seller and have been duly authorized by all necessary corporate action of Seller. This Agreement is, and the other documents and instruments required hereby to which Seller is a party will be, when executed and delivered by Seller and the parties thereto, subject to Article IX of the Agreement, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     3.04 CONFLICTS OR VIOLATIONS; REQUIRED CONSENTS.

          Except as set forth in SCHEDULE 3.04(a) hereto, the execution, delivery and performance of this Agreement by Seller do not violate or conflict with, directly or indirectly, or give any person the right to declare a default or exercise of any remedy under, any provision of the Articles of Incorporation or Bylaws of Seller, as the case may be, any resolution adopted by the Board of Directors or shareholders of Seller, any Law, judgment, order or decree binding on Seller, or any Contract, Assumed Lease, mortgage, deed of trust, indenture, Permit, license, franchise, commitment, authorization or concession, or other agreement or instrument to which Seller is a party or by which it is bound or to which any of the Purchased Assets may be subject.

          Except as set forth on SCHEDULE 3.04(b) hereto, and except for the filing of Premerger Notification and Report Forms under the HSR Act, no consent of any Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller other than the requisite shareholder approval in connection with the consummation of the transactions contemplated by this Agreement.

     3.05 LITIGATION.

          Except as set forth on SCHEDULE 3.05 hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Seller, proposed or threatened against Seller, relating to the Computer Telephony Business, the Purchased Assets, the Assumed Liabilities, this Agreement or the transactions contemplated by this Agreement.

     3.06 COMPLIANCE WITH LAW.

          Except as set forth on SCHEDULE 3.06 hereto, the conduct of the Computer Telephony Business, the use of the Purchased Assets, performance under the Contracts by Seller and, to Seller's Knowledge, the Premises has not and currently does not violate or conflict with any Law that could reasonably be expected to cause a Material Adverse Change. Seller has not received any notice that any investigation or review by any Governmental Entity with respect to the Computer Telephony Business is pending or that any such investigation or review is contemplated. This SECTION 3.06 does not relate to environmental matters (to which SECTION 3.07 applies).

     3.07 ENVIRONMENTAL MATTERS.

          (a) DEFINITIONS.

               (i) "ENVIRONMENTAL LAWS" shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, guidance documents, or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, public health or environmental protection, together with any amendment or reauthorization thereto or thereof, as now or at any time hereafter in effect; and

               (ii) "HAZARDOUS MATERIALS" shall mean any solid waste, hazardous material, hazardous waste, infectious medical waste, or hazardous or toxic substance defined or regulated as such in or under any Environmental Law.

          (b) HAZARDOUS MATERIALS ACTIVITIES. Seller has not, in connection with the Purchased Assets or the conduct of the Computer Telephony Business, used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting any of its properties or assets except in material compliance with Environmental Laws (including, without limitation, any properties now or previously owned or operated by Seller in the conduct of the Computer Telephony Business, or any Purchased Asset) and, to the Knowledge of Seller, no prior owner of any such property or assets or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or in any way affecting any such property or asset, or otherwise, in any manner which constituted or constitutes a violation of any applicable Environmental Law.

          (c) ENVIRONMENTAL LIABILITIES. Seller has not, in connection with the Purchased Assets or the conduct of the Computer Telephony Business (i) shipped any Hazardous Materials off-site, (ii) used, treated, stored, disposed, or released Hazardous Materials, or assumed liability for another's use, treatment, storage, disposal, or release, on, under, at, from, or in any way affecting any real property, or (iii) exposed any individual to Hazardous Materials, which off-site shipment, release, disposal or exposure gives rise to liability of the Seller under Environmental Laws. Seller has not, in connection with the Purchased Assets or the conduct of the Computer Telephony Business, received any notices or claims that it is a responsible party in connection with any notice or claim asserted pursuant to 42 U.S.C. Section 9601 ET SEQ., or any state Superfund law.

          (d) PERMITS. Seller has, in connection with the Purchased Assets and the Computer Telephony Business, received all environmental approvals, permits, licenses, clearances or consents as may be required under applicable Environmental Laws to conduct the Computer Telephony Business as currently conducted, and the Computer Telephony Business is in compliance in all material respects with the terms and conditions of each of such environmental approvals, permits, licenses, clearances or consents. Seller will cooperate to effect the transfer of such environmental approvals, permits, licenses, clearances or consents.

     3.08 PERMITS.

          The Permits represent all material permits, except qualifications to do business as a foreign corporation, required to operate the Computer Telephony Business as currently conducted and as currently proposed to be conducted by Seller, and except as described herein, there are no additional permits the failure of which to obtain could reasonably be expected to cause a Material Adverse Change. The Permits are in full force and effect, and have been and are being complied with in all material respects. Seller agrees to use its commercially reasonable efforts to assist Buyer in effecting the renewal or transfer to Buyer of the Permits.

     3.09 TAXES.

          Seller has filed or caused to be filed all required material Tax Returns relating to the Purchased Assets, the Assumed Liabilities and the Computer Telephony Business. There are no unpaid Taxes due and payable, the non-payment of which would result in a lien upon any of the Purchased Assets or could cause Buyer to incur any liability other than the Assumed Liabilities. Except as set forth on SCHEDULE 3.09 hereto, no taxing authority has asserted any claim for the assessment of any such Tax liability. Seller is not a foreign person for purposes of

Section 1445(b)(2) of the Code. There is no reasonable basis for the assertion of any claims for Taxes which, if adversely determined, would result in a lien or other encumbrance on the Purchased Assets or otherwise materially adversely affect Buyer or the Purchased Assets.

     3.10 TITLE TO PURCHASED ASSETS.

          Seller owns or has a leasehold interest in all the Purchased Assets (whether real, personal or mixed, and whether tangible or intangible), located in the facilities owned or operated by Seller or reflected as owned in the books and records of Seller, including all of the Purchased Assets reflected in the Year-End Financial Statements and the Interim Financial Statements. Except as set forth in SCHEDULE 3.10, the Purchased Assets reflected in the Year-End Financial Statements and the Interim Financial Statements are free and clear of all Liens except, with respect to all such properties and assets, Permitted Liens which, individually or in the aggregate, do not materially impair the continued use, value and operation of the Purchased Assets used in the Computer Telephony Business.

     3.11 CONDITION AND SUFFICIENCY OF ASSETS.

          Except as set forth in SCHEDULE 3.11, the Purchased Assets comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by Seller in the Computer Telephony Business and, with the Services Agreement and the Computer Assets License Agreement, are sufficient for the continued conduct of the Computer Telephony Business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.12 ACCOUNTS RECEIVABLE.

          The Accounts represent or will represent valid customer obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practices. Unless paid prior to the Closing Date, the Accounts are or will be as of the

Closing Date collectible net of the respective reserves shown on the Interim Financial Statements or on the accounting records of Seller as of the Closing Date (which reserves are adequate and calculated consistent with past practices).

     3.13 NO UNDISCLOSED LIABILITIES.

          Except as set forth in SCHEDULE 3.13, Seller has no material liabilities or obligations of any nature whether known or unknown and whether absolute, accrued, contingent, or otherwise except for (a) liabilities or obligations reflected or reserved against in the Year-End Financial Statements or the Interim Financial Statements, (b) current liabilities incurred in the ordinary course of business since the respective dates thereof and (c) liabilities not expressly assumed pursuant to SECTION 2.01(b).

     3.14 CONTRACTS AND ASSUMED LEASES.

          (a) Except as set forth on SCHEDULE 1.27, with respect to the Computer Telephony Business, Seller does not have, is not a party to nor is it bound by:

               (i) any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement or contract with an employee or individual consultant or salesperson or consulting or sales agreement or contract with a firm or other organization,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi) any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $100,000,

               (viii) any agreement of indemnification or guaranty,

               (ix)  any  agreement,   contract  or  commitment  containing  any
covenant limiting the freedom of Seller to engage in any line of business or to compete with any person,

               (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000,

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving $100,000 or more other than purchases in the ordinary course of business, (xiv) any construction contracts,

               (xv) any distribution, joint marketing or development agreement,

               (xvi) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty (30) days, or

               (xvii) any contract not covered by clauses (i)-(xvi) above that is material to the operation of the Computer Telephony Business.

          Seller has provided to Buyer true and complete copies of all of the Contracts and Assumed Leases (including all amendments or modifications thereto). Each Contract and each Assumed Lease is in full force and effect and is enforceable in accordance with its terms, except as the enforcement thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting the rights of creditors and subject to general equity principles (whether considered at law or in equity). Seller is not, and to the Knowledge of Seller no other party is, in breach or violation of, or default under, and there is no valid basis for a claim of breach or violation of, or default under, any such Contracts or Assumed Leases, and no event has occurred that constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach or violation or default by Seller, or to the Knowledge of Seller, any other party under any of the Contracts or Assumed Leases, thereunder. Except as set forth on SCHEDULE 3.04(B) hereto, all obligations or services required to be performed under the Contracts and Assumed Leases may be performed by Buyer without any further consents or assignments. Seller has not made any prior assignment of any Contract or Assumed Lease or any of its respective rights or obligations thereunder. Except as set forth on SCHEDULE 1.08(A), Seller has not subleased or otherwise granted rights of use or occupancy of any of the Premises to any other Person.

     3.15 BOOKS AND RECORDS.

          The Books and Records reflect all material financial and accounting records, purchase orders and invoices, sales orders and sales order log books and credit and collection records relating to the Computer Telephony Business since January 1, 1997. Seller will provide Buyer reasonable access to the Books and Records for the period prior to January 1, 1997.

     3.16 EMPLOYEE BENEFIT PLANS.

          All Employee Benefit Plans are set forth in SCHEDULE 3.16. Any Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status from the Internal Revenue Service ("IRS"). To the extent any Employee Benefit Plan with an existing determination letter from the IRS must be amended to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, the time period for effecting such amendments will not expire prior to the Closing. Seller has furnished to Buyer copies of the Employee Benefit Plans and related Employee Benefit Plan documents (including trust documents, insurance policies or contracts, employee booklets and summary plan descriptions and, where applicable, will provide, as soon as practicable hereafter, copies of the most recent IRS determination letters and the most recently filed Form 5500 with respect to any such Employee Benefit Plan. No Employee Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code nor is any Employee Benefit Plan a "multiemployer plan" (as such term is defined under Section 3(37) of ERISA). Neither Seller nor, to the Knowledge of Seller, any officer or director of Seller, trustee or administrator of an Employee Benefit Plan is subject to any material liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA in connection with any Employee Benefit Plan. To the Knowledge of Seller, Seller has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation of Act of 1985 ("COBRA") applicable to its employees. Each Employee Benefit Plan has been maintained and administered in all respects in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Benefit Plan, except to the extent non-compliance would not cause a Material Adverse Change on the operation of such Employee Benefit Plan and would not cause any liability to Buyer. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Seller is threatened, against or with respect to any such Employee Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor, which could reasonably be expected to cause a Material Adverse Change or which could result in any liability to Buyer.

     3.17 EMPLOYEE MATTERS.

          All of the Employees are employed by Seller. The Employees constitute all employees that are primarily engaged on the date of this Agreement in the operation of the Computer Telephony Business.

          Except as set forth on SCHEDULE 3.17(a) hereto and except for wages and benefits accrued in the ordinary course of the Computer Telephony Business, Seller is not indebted to nor a creditor of any Employee or trust or other fund used for unemployment compensation benefits, social security or other benefits or obligations for Employees. All of the independent contractors currently engaged by Seller in the conduct of the Computer Telephony Business are set forth on SCHEDULE 3.17(b) hereto and such independent contractors are all of the independent contractors engaged in the operation of the Computer Telephony Business on the date of this Agreement. To the Knowledge of Seller, none of the independent contractors are common law employees of the Seller. Seller is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, and wages and hours with respect to the Employees, the noncompliance with which could reasonably be expected to cause a Material Adverse Change. Seller has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees. To Seller's Knowledge, no Employee has violated any employment contract, nondisclosure agreement or non-competition agreement by which such employee is bound due to such employee being employed by Seller and disclosing to Seller or using trade secrets or proprietary information of any other person or entity. With respect to the Employees, no complaints have been filed and, to Seller's Knowledge, there are no threatened claims or actions against Seller with any federal, state, or local court or agency having jurisdiction over such matters alleging that Seller has violated any Law governing employment discrimination (of any kind), labor-management relations, wages and hours, safety and health, immigration, contracting with government, or any common law dealing with employment. Except as set forth on SCHEDULE 3.17(C) hereto, no former employee of the Computer Telephony Business has filed any suit alleging wrongful termination or under worker's compensation or long-term disability and, to Seller's Knowledge, there are no threatened claims or actions relating to the foregoing.

          With respect to the Employees, Seller is not a party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor is any Employee represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any Employee. To Seller's Knowledge, there are no formal union organizational campaigns or representation proceedings underway or formally threatened with respect to any Employee. Except as set forth on
SCHEDULE 3.17(d) hereto, there are no existing, pending or, to Seller's Knowledge, threatened labor strikes, work stoppages, slowdowns, disputes, grievances, unfair labor practice charges, labor arbitration proceedings or other disturbances affecting any Employee. SCHEDULE 3.17(e) hereto contains a true and complete list of the names and titles and total compensation for the preceding fiscal year for Employees who had an annual total compensation equal to or greater than $100,000. Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act.

     3.18 FEES AND EXPENSES OF BROKERS AND OTHERS.

          Seller is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Seller has retained Wasserstein Perella & Co., Inc. to represent it in connection with such transactions. Pursuant to a separate agreement with Seller, Wasserstein Perella & Co., Inc. will be paid a fee upon the consummation of the transactions contemplated by this Agreement. Such fee and all other fees and expenses (including attorneys' and accountants' fees) of Seller in connection with the transactions contemplated herein shall be the responsibility of Seller.

     3.19 INSURANCE.

          All of the insurable Purchased Assets are insured for the benefit of Seller or are self-insured by Seller in accordance with Seller's past practices in the conduct of the Computer Telephony Business in amounts and against risks reasonably deemed adequate by Seller and reasonable in light of the nature and assets of the Computer Telephony Business. Seller has delivered complete copies of such policies, which policies are in full force and effect, and any pending applications for policies to Buyer.

     3.20 INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY.

          (a) SCHEDULE 1.95 sets forth all the Intellectual Property Rights in Transferred Technology that are the subjects of patent, trademark, copyright, domain name or other similar applications, certificates, filings or registrations issued by, filed with or recorded by the U.S.

Patent & Trademark Office, the U.S. Copyright Office or other similar legal authorities, and that are owned by or filed in the name of Seller (collectively, the "Registered Intellectual Property").

          (b) Except as reflected in certain Contracts disclosed on SCHEDULE 1.27, Seller is the exclusive owner or exclusive or nonexclusive licensee of all Transferred Intellectual Property Rights.

          (c) Except as reflected in certain Contracts disclosed on SCHEDULE 1.27, Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property Rights that is or was Transferred Intellectual Property Rights, to any other Person.

          (d) Transferred Intellectual Property constitutes all Intellectual Property Rights used in and/or necessary to the conduct of the Computer Telephony Business as currently conducted.

          (e) To the extent not disclosed on SCHEDULE 1.27 or reflected in Contracts disclosed on SCHEDULE 1.27, the operation of the Computer Telephony Business, including but not limited to Purchaser's design, development, use, import, manufacture and sale of the products, technology or services (including Computer Telephony Products and products, technology or services currently under development) does not to the Knowledge of Seller, except as set forth on
SCHEDULE 3.20 (i) infringe or misappropriate the Intellectual Property Rights of any Person, (ii) violate the rights of any Person (including rights to privacy or publicity) or (iii) constitute unfair competition or trade practices under the laws of any jurisdiction. Seller has not received notice from any Person claiming that such operation or any act, product, technology or service (including Computer Telephony Products) infringes or misappropriates the Intellectual

Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have Knowledge of any basis therefor).

          (f) Each issued and registered item of Registered Intellectual Property is valid and subsisting. In each case in which Seller has acquired from any Person anyIntellectual Property Rights associated with or related to the Computer Telephony Business, Seller has obtained, in accordance with applicable law, a valid and enforceable assignment sufficient to transfer irrevocably all rights in such Intellectual Property Rights to Seller and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (g) To the Knowledge of Seller, except as set forth on SCHEDULE 3.20, no Person is infringing or misappropriating Transferred Intellectual Property.

          (h) Seller has taken reasonable steps that are required to protect Seller's rights in confidential information and trade secrets of Seller associated with or related to the Computer Telephony Business.

          (i) Except as reflected in certain Contracts disclosed on SCHEDULE 1.27, Seller is not required to make or accrue any royalty payment to any third party in connection with the sale, distribution, license, transfer or other disposition or exploitation of any of Computer Telephony Products (including products currently under development).

          (j) Except as  reflected  in certain  Contracts  disclosed on SCHEDULE
1.27 and provided in this Agreement, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser, by operation of law or otherwise, of any contracts or agreements to which Seller is a party, will result in Purchaser being bound by, or subject to, any non-compete relating to the Computer Telephony Business.

     3.21 INVENTORY.

          The Inventory constitutes all raw materials, components, work in process and finished goods used in or related to the conduct of the Computer Telephony Business. All Inventory, whether or not reflected in the Year-End Financial Statements or the Interim Financial Statements, conforms to Seller's specifications and consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items, all of which have been written off or written down to net realizable value in the Year-End Financial Statements or the Interim Financial Statements or on the accounting records of Seller as of the Closing Date and except for Inventory returned by dealers or customers that is awaiting repair which are valued at standard cost in the Interim Financial Statements, as the case may be. All Inventory not written off has been priced at the lower of cost or market on a first in, first out basis.

     3.22 FINANCIAL STATEMENTS.

          (a) The Consolidated Statements of Operations of Seller for the six months ended June 30, 1999 (collectively, the "Unaudited Interim Financial Statements") have previously been delivered to Buyer and were prepared in accordance with GAAP. The Interim Financial Statements have been derived from the Unaudited Interim Financial Statements included as part of SCHEDULE 1.61.

          (b) The Consolidated Statements of Operations of Seller for the years ended December 31, 1998 and 1997 (collectively, the "Audited Financial Statements") have previously been delivered to Buyer and were prepared in accordance with GAAP. The Audited Financial Statements present fairly the financial condition and results of operations of Seller as of the dates, and for the periods indicated. The Year-End Financial Statements have been derived from the Audited Financial Statements in accordance with the methodology of the Report of Independent Public Accountants attached to the Audited Financial Statements and the footnotes to the Audited Financial Statements.

     3.23 NO MATERIAL ADVERSE CHANGE.

          Except as set forth on SCHEDULE 3.23 hereto, since December 31, 1998, the Computer Telephony Business has been operated in the ordinary course (except as the prosecution of a sale of the Computer Telephony Business and the
Healthcare Communications Business may have altered Seller's ordinary operations), and to Seller's Knowledge, since the date of the Interim Financial Statements, there has been no Material Adverse Change.

     3.24 DISCLAIMERS OF SELLER.

          Notwithstanding anything contained in this Article III or any other provision of this Agreement, it is the explicit understanding of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including but not limited to any implied warranty or representation as to the value, condition, merchantability or suitability as to any of the properties or assets of the Computer Telephony Business and it is understood that Buyer takes the Computer Telephony Business as is and where is with all faults or defects.

     3.25 DISCLOSURE.

          (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) No notice given pursuant to SECTION 6.01 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     3.26 YEAR 2000.

          (a) All of the  Computer  Telephony  Products  that are  indicated  on
SCHEDULE 1.25 to be Year 2000 Compliant (as hereinafter defined) are Year 2000 Compliant and will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Seller has provided to Buyer all forecasts, summaries, memoranda, schedules, reports and other data in its possession concerning or addressing the issue of Year 2000 Compliance relating to Seller, and Seller's customers, vendors and suppliers, and to Seller's Knowledge, such information is true and accurate in all material respects. "Year 2000 Compliant" means, as applied to a software product, that: (A) such software product will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulae and leap year calculations), such that errors will not occur when the date used is in the Year 2000, or in a year preceding or following the Year 2000; (B) such software product has been written and tested to support numeric and date transitions from the 20th century to the twenty-first century, and back (including without limitation all calculations, reporting, printing, displays, reversals, disaster and vital records recoveries); and (C) such software product will function without error or interruptions from functions which may involve date information from more than one century, in each case.

          (b) Except as set forth in SCHEDULE 3.26 and except where the same could not reasonably be expected to cause a Material Adverse Change, (A) all of Seller's internal computer systems comprised of software, hardware, databases or embedded control systems

(microprocessor controlled, robotic or other device) related to the Computer Telephony Business that constitute any material part of, or are used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of Seller, including its accounting systems, are Year 2000 Compliant and (B) to Seller's Knowledge, the conduct of the Computer Telephony Business with customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

     3.27 AUTHENTICITY AND ENTIRETY OF DOCUMENTS.

          True and complete copies of all documents referred to in this Agreement (including, without limitation, documents referred to in this Article
III) have been furnished or made available to Buyer by Seller.

     3.28 PREMISES.

          (a) Seller has not received any notice from any insurance company of any defects or inadequacies in any Premises or any part thereof which could materially and adversely affect the insurability of such Premises or the premiums for the insurance thereof. Seller has not received any notice from any insurance company which has issued a policy with respect to any portion of the Premises or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made.

          (b) To Seller's Knowledge, there are no material structural, electrical, mechanical, plumbing, roof, paving or other defects in the Headquarters Facility or the Poway Facility, the roofs are free of leaks and in sound structural condition, and the operating systems for the Headquarters Facility and the Poway Facility are in good working order.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that:

     4.01 ORGANIZATION.

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has full corporate power and authority to enter into and perform its obligations hereunder.

     4.02 AUTHORIZATION; ENFORCEABILITY.

          The execution, delivery and performance by Buyer of this Agreement and of all of the documents and instruments contemplated hereby to which Buyer is a party are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

     4.03 NO CONFLICT OR VIOLATION; REQUIRED CONSENTS.

          The execution, delivery and performance of this Agreement by Buyer does not and will not violate or conflict with directly or indirectly, or give any person the right to declare a default or exercise of any remedy under, any provision of the Articles of Incorporation or Bylaws of Buyer, any resolution adopted by the Board of Directors or shareholders of Buyer, any Law, judgment, order or decree binding on Buyer or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to Buyer.

          Except as set forth on SCHEDULE 4.03 hereto and except for the filing of Premerger Notification and Request Forms under the HSR Act and any filing requirement necessary under the Exchange Act, no consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the consummation of the transactions contemplated in this Agreement.

     4.04 NO LITIGATION.

          There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Buyer, proposed or threatened against Buyer relating to this Agreement or the transactions contemplated hereby.

     4.05 FEES AND EXPENSES OF BROKERS AND OTHERS.

          Buyer is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent hereby represents and warrants to Seller that:

     5.01 ORGANIZATION.

          Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has full corporate power and authority to enter into and perform its obligations hereunder.

     5.02 AUTHORIZATION; ENFORCEABILITY.

          The execution, delivery and performance by Parent of this Agreement and of all of the documents and instruments contemplated hereby to which Parent is a party are within the corporate power of Parent and have been duly authorized by all necessary corporate action of

Parent. This Agreement is, and the other documents and instruments required hereby to which Parent is a party will be, when executed and delivered by Parent, the valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms.

     5.03 NO CONFLICT OR VIOLATION; REQUIRED CONSENTS.

          The execution, delivery and performance of this Agreement by Parent does not and will not violate or conflict with, directly or indirectly, or give any person the right to declare a default or exercise of any remedy under, any provision of the Articles of Incorporation or Bylaws of Parent, any resolution adopted by the Board of Directors or shareholders of Parent, any Law, judgment, order or decree binding on Parent or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to Parent.

          Except as set forth on SCHEDULE 5.03 hereto and except for the filing of Premerger Notification and Request Forms under the HSR Act and any filing requirement necessary under the Exchange Act of 1934, no consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Parent in connection with the consummation of the transactions contemplated in this Agreement.

     5.04 NO LITIGATION.

          There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Parent, proposed or threatened against Parent relating to this Agreement or the transactions contemplated hereby.

     5.05 FEES AND EXPENSES OF BROKERS AND OTHERS.

          Parent is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

     5.06 SUFFICIENT FUNDS.

          Parent will provide Buyer with sufficient funds to consummate the acquisition by Buyer of the Purchased Assets in accordance with the terms of this Agreement.

                                   ARTICLE VI
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS

     6.01 CONDUCT OF SELLER PRIOR TO CLOSING.

          From the date hereof through the Closing Date, Seller shall cause the Computer Telephony Business to be conducted in the ordinary course and in accordance with past practice, except as otherwise permitted by this Agreement or consented to by Buyer in writing. Without limiting the generality of the foregoing, Seller shall: (a) keep full and complete Books and Records; (b) maintain in full force and effect the insurance policies heretofore maintained on the Purchased Assets (or policies providing substantially the same coverage);
(c) take all actions as may be necessary to fully and validly transfer to Buyer the Purchased Assets, and to take such commercially reasonable action to preserve the Purchased Assets and the Premises in good condition, normal wear and tear excepted; (d) promptly advise Buyer in writing of any Material Adverse Change that has occurred or which Seller reasonably believes will occur; (e) use its commercially reasonable best efforts to preserve the Computer Telephony Business intact, and to preserve for Buyer the existing goodwill of the suppliers, customers, landlords, creditors, employees, agents and others having business relations with Seller in the conduct of the Computer Telephony Business; (f) confer with Buyer concerning operational matters of a material nature; (g) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Computer Telephony Business; and (h) comply with all Laws applicable to Seller in the conduct of the Computer Telephony Business, except where the failure to so comply would not have an adverse change.

     6.02 NEGATIVE COVENANTS.

          From the date hereof through the Closing Date, Seller will not, with respect to the Computer Telephony Business, except as otherwise permitted by this Agreement or consented to by Buyer in writing: (i) except as required by the Loan and Security Agreement, dated as of August 14, 1998, between Fleet Capital Corporation and Seller, pledge or hypothecate any of the Purchased Assets to secure any indebtedness; (ii) assign any of the Contracts or Assumed Leases; (iii) other than in the ordinary course of the Computer Telephony Business, increase or decrease the wages or benefits of any Employee, or enter into any agreement to increase or decrease the wages or benefits of any such Employee; (iv) enter into any collective bargaining agreement, or amend any Employee Benefit Plan to increase the benefits thereunder to Employees, except such amendments as may be required by Law, or create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, health, or retirement plan, or increase the level of benefits under any such plan, or increase any severance or termination pay benefit or any other fringe benefit;
(v) sell or dispose of any of the Purchased Assets otherwise than in the ordinary course of the Computer Telephony Business; (vi) other than entering into any lease transactions, make any capital expenditures outside of the ordinary course of business in excess of $50,000 individually, or $200,000 in the aggregate, with respect to the Computer Telephony Business; (vii) modify, amend or terminate any Assumed Lease or Contract affecting the use, possession or operation of any Premises; (viii) grant or otherwise create or consent to the creation of any Lien affecting any Premises or any part thereof; or (ix) agree or undertake to do any of the foregoing.

     6.03 ACCESS.

          Between the date hereof and the Closing Date and subject to the Confidentiality Agreement, dated May 6, 1999 (the "Confidentiality Agreement"), between Seller and Buyer, Seller shall give to authorized representatives of Buyer access to the the Books and Records for a reasonable number of on-site visits to each of the Premises as determined by Buyer, all during normal business hours and upon reasonable advance notice in a manner as not to disrupt normal Computer Telephony Business activities or prevent strict maintenance of confidentiality as set forth in the Confidentiality Agreement. Seller will also cause its officers to furnish to Buyer any and all financial, technical and operating data and other information pertaining to the Computer Telephony Business, as Buyer shall from time to time reasonably request for such purpose, subject to the Confidentiality Agreement between Buyer and Seller.

     6.04 NO SOLICITATION.

          From the date hereof through the Closing Date, Seller shall not, directly or indirectly, through any officer or director of Seller, investment banker or other agent or otherwise, with respect to the Computer Telephony
Business: (a) solicit, induce, facilitate in any way or initiate offers from any Person relating to any acquisition or purchase of any of the Purchased Assets, or any exchange offer, merger, consolidation, business combination or sale of substantial assets, sale of securities, or similar transactions involving the Computer Telephony Business (a "Competing Transaction"); or (b) enter into or participate in any discussions or negotiations, furnish any information with respect to, assist or participate in or facilitate in any manner or effort by any reason, or seek to do any of the foregoing regarding a Competing Transaction, or furnish to any other Person any information with respect to the Purchased Assets, PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Board of Directors of Seller from: (i) furnishing information to a third party that has made a bona fide written

Superior Proposal (as defined below) which did not result from a breach of this Section, PROVIDED THAT such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between Buyer and Seller; (ii) subject to compliance with the other terms of this
SECTION 6.04, considering and negotiating a bona fide written Superior Proposal not solicited in violation of this Agreement, PROVIDED THAT, as to each of clauses (i) and (ii) above, (a) such actions occur at a time prior to approval of this Agreement at Seller's shareholders meeting and (b) the Board of Directors of Seller determines in good faith (after due consultation with independent counsel) that it is required to do so in order to discharge properly its fiduciary duties if and only to the extent that, in the case of actions referred to in clause (i) or (ii), such Competing Transaction is a Superior Proposal (as defined below) and Buyer is given at least five business days' notice of the identity of the third party and all material terms and conditions of the Superior Proposal to respond to such Superior Proposal. Seller agrees that it will, on the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Competing Transaction. For the purpose of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, the Computer Telephony Business, either separately or as a part of any of Seller's businesses, on terms that the Board of Directors of Seller in good faith believes (i) (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its shareholders than the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Buyer, that is not subject to a financing condition and is from a Person that in the reasonable judgment of Seller's Board of Directors (based on advice from a nationally recognized investment bank) is financially capable of consummating such proposal, and (ii) to be more favorable to Seller than the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of Seller under the laws of the Commonwealth of Virginia. Seller shall promptly notify Buyer in writing with all of the material terms of any proposal relating to a Competing Transaction or if any inquiry or contact with any Person with respect thereto is made and shall promptly deliver to Buyer copies of any such written proposal or offer and any communications made in response thereto. It is agreed that a sale in any form of any assets of Seller that does not materially diminish the value of the Purchased Assets shall not be a Competing Transaction and provided that in no event shall the sale of the Healthcare Communications Business be deemed to diminish the value of the Purchased Assets. Seller's obligations under SECTION
6.04 hereof shall be terminated upon termination of the Agreement by either party.

          Seller shall promptly notify Buyer (and in any event within 24 hours) after receipt of any communication that is, or could reasonably lead to, a Competing Transaction, or any request for nonpublic information relating to the Company by any third party or for access to the properties, books or records of Seller in connection with any Competing Transaction or potential Competing Transaction. Such notice to Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror.

     6.05 FURTHER ASSURANCES.

          (a) Seller and Buyer shall each use its commercially reasonable efforts, and shall cooperate with and assist the other party in its efforts, including the resolution of any issues arising under the HSR Act, to obtain the Required Consents and such other consents and approvals of third parties to the transactions contemplated hereby as may be necessary to transfer the Purchased Assets and assign the Assumed Liabilities to Buyer.

          (b) Seller will use its commercially reasonable efforts, and Buyer will cooperate with Seller in its efforts, to preserve the Computer Telephony Business intact, and to preserve for Buyer the existing goodwill of the suppliers, customers, landlords, creditors, employees, agents and others having business relations with Seller in the conduct of the Computer Telephony Business, including without limitation taking and consenting to the actions with respect to the customers and distributors outlined in SCHEDULE 6.05, which schedule shall be completed by Buyer and Seller within 30 days of the date of this Agreement.

     6.06 PUBLICITY.

          Neither party shall at any time during the consummation of the transactions contemplated hereby, make any public disclosure of the terms and conditions of any transaction or the fact that discussions for an acquisition are taking place, except to the extent that such disclosure is required by law or the rules and regulations of the Securities Exchange Commission and of the Nasdaq Stock Market and has been otherwise agreed to by the other party. In any event, the parties will work together to ensure that any disclosure is accurate and in the best interests of both parties.

     6.07 EMPLOYEES.

          (a) Buyer agrees to offer employment commencing as of the Closing Date to each active Employee of the Computer Telephony Business listed on SCHEDULE
1.35 at substantially the same salary or hourly wage and at the same location as in effect for such active Employee immediately prior to the Closing Date PROVIDED THAT each active Employee passes Buyer's pre-employment drug tests. No later than 15 days after the date hereof, Buyer shall provide Seller with the details of such offers. Those Employees who accept the offered employment with Buyer (the "Transferred Employees") and all other Employees of the Computer Telephony Business immediately prior to the Effective Time (the "Severed

Employees") shall terminate their employment with Seller as of the Effective Time. Buyer shall assume all of Seller's rights and obligations under all employment agreements that are Contracts in effect immediately prior to the Effective Time.

          (b) With respect to any Transferred Employee terminated by Buyer and any Severed Employee, Buyer and Seller agree that Buyer will be financially responsible to Seller for the entire cost of the severance benefits due to such Employee under Seller's severance plans for Employees, as in effect immediately prior to the Effective Time. Notwithstanding SECTION 6.07(d), Seller retains the right, prior to the Effective Time, to modify any severance arrangement to decrease or modify (but not increase) any severance pay obligations thereunder.

          (c) With respect to any Transferred Employee, Buyer shall be solely responsible for determining whether to terminate the employment of such Transferred Employee or offer employment in another capacity. As to any such Transferred Employee terminated by Buyer after the Effective Time, Buyer shall be solely responsible for satisfying any requirement to provide notice of termination under any Law, any requirement to provide benefits or coverage continuation under any employee benefit plan or program and any requirement with respect to unemployment compensation benefits. In addition, as to any such Transferred Employee, Buyer shall be solely responsible for any liability resulting from any termination and for defending against any claim that any such termination was wrongful or in violation of any Law.

          (d) With respect to any Severed Employee, Buyer shall indemnify and hold Seller harmless against any liability resulting from any termination and for defending against any claim that any such termination was wrongful or in violation of any Law. As to any Severed Employee, Buyer, at Buyer's option under either Buyer's or Seller's employee benefit plans as of the Closing Date, shall assume all obligations of Seller to offer health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") to such employees, excluding the administrative costs of Seller with respect to its Employee Benefit Plans, and shall indemnify and hold Seller harmless against any liability relating to such health care continuation coverage obligations.

     6.08 WARN ACT.

          Buyer shall be responsible for any liabilities incurred by Seller in connection with the transactions contemplated by this Agreement under the Worker Adjustment and Retraining Notification Act ("WARN Act"), and Buyer shall indemnify Seller against any reasonable expenses incurred by Seller, including attorneys' fees, if applicable, in connection with the application of the WARN Act to Seller as a result of the transactions contemplated by this Agreement; PROVIDED THAT, prior to the Closing Date, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," "department" or "service" within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Computer Telephony Business. Seller represents that the Computer Telephony Business has not had, and will not have, any layoffs which would qualify as part of such closures or shutdowns within the period of ninety (90) days prior to the Closing Date. Any employee who is receiving retention payments or severance payments from Seller will not be eligible for severance payments from Buyer.

     6.09 BENEFIT OBLIGATIONS.

          (a) Buyer and Seller agree that, except as specifically set forth in this Agreement, Seller shall be solely responsible for all liabilities or obligations of any kind with respect to the employment by Seller of the Employees arising prior to the Effective Time, including, but not limited to, any claims by any Employees related to their employment by Seller or to the termination of their employment by Seller prior to the Effective Time. Without limiting the generality of the foregoing sentence, Seller shall be solely responsible for the following matters related to Seller's employment of the Employees and the termination of such employment prior to (but not as of or after) the Effective
Time: (i) any required compliance with COBRA; and (ii) all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or Employee Benefit Plans, any grievances, arbitrations or unfair labor practice charges relating to compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits). Notwithstanding the foregoing, Buyer shall assume all of Seller's obligations to provide the retiree medical and life insurance benefits described on SCHEDULE 3.16, to the extent such obligations have been fully accrued for on the balance sheet as of the Effective Time.

          (b) Buyer and Seller further agree that, except as specifically set forth in this Agreement, Buyer shall be solely responsible for all liabilities or obligations of any kind with respect to the Transferred Employees and the Severed Employees arising as of or after the Effective Time, including, but not limited to, the termination of their employment by Seller as of the Effective Time, or by Buyer after the Effective Time. Without limiting the generality of the foregoing sentence, Buyer shall be solely responsible for the following matters related to the Transferred Employees' or Severed Employees' employment and the termination of such employment as of or after the Effective Time: (i) any required compliance with COBRA for Transferred Employees; (ii) 50% of TRP Liabilities; and (iii) except as provided herein, all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or Employee Benefit Plans, any grievances, arbitrations or unfair labor practice charges and relating to compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits) with respect to an event occurring after the Effective Date for the Transferred Employees.

          (c) Buyer shall assume liability as of the Closing Date for the accrued vacation entitlement and sick pay entitlement of each Transferred Employee to the extent such liabilities have been fully accrued on the Closing Balance Sheet in accordance with GAAP and shall pay each such Employee's wages or salary during their vacation or sick pay when taken. If an Employee with accrued vacation or sick pay terminates employment with Buyer on or before one year of the Closing Date with personal leave (I.E. vacation and sick pay) entitlements remaining, Buyer shall pay such Employee a lump sum in cash equal to such personal leave entitlement, less applicable deductions for taxes and other ordinary course payroll withholdings.

          (d) If Buyer maintains a Code Section 401(k) Plan, Buyer shall permit Transferred Employees to roll over into Buyer's Code Section 401(k) plan any accrued benefit which is an eligible rollover distribution as to such employees from any Employee Benefit Plan of Seller or any of its Affiliates ("Transferor Plan"), PROVIDED THAT the Transferor Plan satisfies applicable laws including being tax exempt under Section 401(a) of the Code so that any roll-overs will not affect the tax qualified status of Buyer's Code Section 401(k) Plan. Seller shall provide Buyer with all documents requested by Buyer in order to determine whether the Transferor Plan satisfies all applicable laws.

          (e) For all Transferred Employees, Buyer shall grant past service credit for eligibility to participate under Buyer's welfare plans, with the exception of Buyer's profit sharing plan, wherein Transferred Employees must satisfy applicable service periods for eligibility with Buyer, and seniority credit for Buyer's leave programs in which its or its affiliates' similarly situated employees are eligible to participate for all service since last day of hire with Seller or any of its Affiliates, shall waive any preexisting condition limitations or restrictions, evidence or requirement of insurability and any actively at work requirement for coverage (to the extent not applicable under the Employee Benefit Plans in which such Transferred Employees participate immediately prior to Closing) and shall permit entry into such plans and programs immediately after Closing (to the extent the eligibility requirements therefor are then satisfied). Notwithstanding the foregoing, the Employees shall not be eligible to participate in Buyer's profit sharing plan for the year ended December 31, 1999.

     6.10 SERVICES AGREEMENT.

          For a period of three months after the Closing Date, Buyer will provide Seller certain transition services upon the terms and subject to the conditions contained in a Services Agreement to be negotiated in good faith and entered into by Buyer and Seller as of the Closing Date (the "Services Agreement").

     6.11 HEADQUARTERS FACILITY SUBLEASE AGREEMENT.

          Buyer agrees to grant a sublease or license to Seller to use, and Seller will agree to use and pay rent for during the term, certain space located at the Headquarters Facility for Seller's use in connection with the Healthcare Communications Business only pursuant to and subject to the conditions described in the Headquarters Sublease Agreement.

     6.12 MANUFACTURING AGREEMENT.

          On the Closing Date, Buyer and Seller will enter into a Manufacturing Agreement containing the terms set forth in SCHEDULE 6.12 and such other terms to which Buyer and Seller may agree. Buyer and Seller shall within 30 days of the date of this Agreement agree upon a form of Manufacturing Agreement to be executed on the Closing Date. Pursuant to the Manufacturing Agreement, Buyer will agree to provide at the Poway, Facility and Seller will agree to pay for the following services as required by Seller:

          (a) manufacturing and assembly of Healthcare Communications Business products and parts and components thereof, at standard product cost, which includes standard material and standard labor and overhead;

          (b) product distribution services, including warranty, freight, duties, brokerage, royalties, insurance, software manufacturing, warehousing, material variances, labor and overhead variances, quality assurance, inventory variances, inventoriable costs, rework and other costs related to inventory; and

          (c) product repair services.

          Buyer will agree to provide all such services for three (3) years from the Closing Date.

     6.13 NON COMPETE.

          Buyer agrees not to engage in all or any part of the Healthcare Communications Business, including, without limitation, the repair of the systems and products sold by the Healthcare Communications Business except as provided in the Manufacturing Agreement, for a period of five (5) years commencing with the Closing Date, PROVIDED, HOWEVER, that in the event that Seller or its assignee terminates the Manufacturing Agreement, such period shall end two (2) years from the date of termination of the Manufacturing Agreement.

     6.14 TRADEMARK LICENSE AGREEMENT.

          Effective on the Closing Date, Buyer agrees to grant Seller a non-exclusive, perpetual, royalty-free license to use the Licensed Trademarks subject to the terms and conditions of the Trademark License Agreement. Seller agrees that without Buyer's consent it will not, nor will it permit the Healthcare Communications Business after the Closing Date to, make any use of any trade name or service mark held by Buyer in any manner other than as specifically provided in this Agreement or the Trademark License Agreement.

     6.15 COMPUTER ASSETS LICENSE AGREEMENT.

          On the Closing Date, Seller and Buyer will enter into the Computer Assets License Agreement pursuant to which Seller and Buyer will grant and be granted cross licenses, sublicenses, leases or subleases, as applicable, to utilize on the terms set forth in such agreement the Computer Assets utilized by Seller in the Healthcare Communications Business and certain Excluded Assets utilized by Buyer in the Computer Telephony Business.

     6.16 BULK TRANSFERS LAWS.

          Seller shall comply in all material respects, and provide Buyer all information required to comply, with the provisions of any applicable bulk transfers laws of U.S. jurisdictions in which there exists a material amount of Purchased Assets (including any similar laws relating to any Taxes). Seller shall promptly pay and discharge when due, or contest or litigate all claims of creditors that are asserted against Buyer by reason of Seller's non-compliance with such laws and agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Seller's failure to pay and discharge any such claims (or Taxes) PROVIDED THAT the foregoing shall not affect in any way Buyer's obligations with respect to the Assumed Liabilities.

     6.17 NOTICE OF DEVELOPMENTS.

          Between the date of this Agreement and the Closing Date, Seller will promptly give written notice to Buyer of any adverse development or fact or condition that causes or constitutes a breach of any of its representations and warranties or covenants in this Agreement. No disclosure by Seller pursuant to this Section 6.17, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant. During the same period, Seller will promptly give written notice to Buyer of the occurrence of any condition or event that could reasonably make the satisfaction of the conditions in Article IV impossible or impracticable.

     6.18 THIRD PARTY CONSENTS.

          (a) Seller shall, at Seller's cost and expense, obtain prior to the Closing any and all consents necessary for the valid and binding assignment of the Assumed Contracts and Leases to Buyer. All such consents will be in writing and in form and substance reasonably satisfactory to Buyer (including without limitation economic terms and conditions that are no less favorable to Buyer than currently exist for Seller), and executed counterparts thereof will be delivered to Buyer no later than the Closing.

          (b) Subject to the provisions of SECTION 6.18(a) above, to the extent that the assignment or sublease of any Assumed Contract or Lease requires the consent of a third party, this Agreement shall not constitute an agreement to assign or sublease the same if an attempted assignment or sublease thereof, without the consent of a third party thereto, would constitute a breach thereof, but Seller shall use its commercially reasonable best efforts to obtain the consent of such other parties to all such contracts to the assignment or sublease thereof to Buyer prior to the Closing Date; if such Consent is not obtained or is obtainable only upon payment by Seller of amounts not otherwise required to be paid under the terms of such contract, Buyer will cooperate with Seller in any reasonable arrangement which is designed to provide for Buyer the benefits under any such Assumed Contract or Lease including enforcement for the benefit of Buyer at the sole expense of Seller, of any and all rights of Seller against any third party thereto arising out of the failure or refusal of such third party to consent to such assignment or sublease.

     6.19 RISK OF LOSS.

          From the date of this Agreement through the Closing Date, Seller shall bear all risks of loss to the Purchased Assets and the Premises (including, without limitation, the Headquarters Facility and Poway Facility). Without limiting the generality of the foregoing sentence, in the event that, prior to the Closing Date, any Premises shall be destroyed or materially damaged, or if condemnation proceedings are commenced against any Premises or any material part thereof, then Buyer shall receive at Closing any and all insurance and condemnation proceeds attributable to the casualty or condemnation.

     6.20 MEETING OF SELLER'S SHAREHOLDERS.

          (a) Promptly after the date hereof, Seller will take all action necessary in accordance with Virginia Law and Seller's Articles of Incorporation and Bylaws to convene the shareholders' meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 90 days after the date hereof, for the purpose of voting upon this Agreement. Seller will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of Nasdaq or Virginia Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the shareholders' meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Seller's shareholders in advance of a vote on this Agreement or, if as of the time for which the Seller's shareholders' meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller's shareholders' meeting. Seller shall ensure that the Seller's shareholders' meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Seller in connection with the Seller's shareholders' meeting are solicited, in compliance with the Virginia Law, its Articles of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements.

          (b) (i) The Board of Directors of Seller shall unanimously recommend that Seller's shareholders vote in favor of and adopt and approve this Agreement at the Seller's shareholders' meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Seller has unanimously recommended that Seller's shareholders vote in favor of and adopt and approve this Agreement at the Seller's shareholders' meeting; and (iii) neither the Board of Directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the unanimous recommendation of the Board of Directors of Seller that Seller's shareholders vote in favor of and adopt and approve this Agreement and the transaction contemplated hereby. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Buyer if said recommendation shall no longer be unanimous. Nothing herein shall be construed so as to require the Board of Directors to violate its fiduciary duty to Seller's shareholders.

     6.21 CUSTOMER LIST.

          Seller shall deliver the Customer List to Buyer upon expiration of any applicable waiting period pursuant to the HSR Act and immediately following Seller's mailing of a definitive proxy statement to Seller's shareholders in connection with this Agreement.

     6.22 YEAR 2000 CLAIMS.

          In the event that Seller enters into a settlement agreement with respect to any claims, lawsuits or actions of current or former customers of the Computer Telephony Business related to the Year 2000 readiness of the Computer Telephony Products that obligates Seller to provide product upgrades to make such Computer Telephony Products Year 2000 Compliant, Buyer agrees to provide such product upgrades as required under any such settlement agreement, including all labor required to install the product upgrades, all at Buyer's cost.

     6.23 EXECUTONE NAME.

          Parent, Buyer and Seller agree that in the event this Agreement is terminated for any reason, Seller, notwithstanding the consent executed by Seller dated October 12, 1999, shall revoke its consent as to any use of the Executone name by Parent or Buyer. Buyer acknowledges and agrees that Seller may use, as all or part of its corporate name, trade name, or assumed name, the term "EXECUTONE" together with the term "HEALTHCARE" or some other similar term (E.G., without limitation, EXECUTONE HEALTHCARE, EXECUTONE HEALTHCARE COMMUNICATIONS), and that Seller may make all filings and registrations that Seller deems necessary or appropriate in connection with such corporate name, trade name, or assumed name, including but not limited to corporate name filings, assumed name filings and fictitious name filings.

     6.24 POWAY FACILITY PERMITS.

          Within 30 days of the date of this  Agreement,  Seller  shall  deliver
SCHEDULE 6.24 to Buyer providing a list of each of the Permits required to operate the Poway Facility.

     6.25 SCHEDULES.

          Seller shall deliver SCHEDULES 1.22, 1.24(a), 1.24(b) and 1.48 to Buyer no later than 20 days prior to the Closing. Seller shall consult with Buyer its preparation of such schedules and Buyer may assist in Seller's review and completion thereof.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     7.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such time, excepting those representations and warranties expressly made as of a particular date which shall be true and correct in all material respects as of such date.

     7.02 HSR ACT WAITING PERIOD.

          Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated.

     7.03 NO LITIGATION.

          No temporary restraining order, preliminary or permanent injunction, judgment, decree or order shall have been issued by any court or quasi-jurisdictional or administrative agency of any federal, state, local or foreign jurisdiction, or statute, rule or regulation shall be in effect, that would (A) prevent consummation of the transaction contemplated by this Agreement or (B) adversely affect the right of Buyer to own the Purchased Assets, or to operate and control the Purchased Assets.

     7.04 SELLER'S PERFORMANCE.

          All obligations of Seller to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with in all material respects on or before the Closing Date.

     7.05 DELIVERIES AT CLOSING.

          Seller shall have delivered, or caused to have been delivered, to Buyer the following documents, each properly executed and dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer:

          (a) the Bill of Sale;

          (b) the Assignment and Assumption Agreement;

          (c) Seller's Closing Certificate;

          (d) the Headquarters Sublease Agreement;

          (e) the Manufacturing Agreement;

          (f) the Trademark License Agreement;

          (g) the Computer Assets License Agreement;

          (h) the Services Agreement;

          (i) the opinion of Seller's counsel in a form reasonably acceptable to Buyer; and

          (j) the Required Consents.

     7.06 NO MATERIAL ADVERSE CHANGE.

          Since August 31, 1999, there shall not have been a Material Adverse Change with respect to Seller's Computer Telephony Business.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     8.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such time.

     8.02 SHAREHOLDER APPROVAL.

          Seller shall have obtained shareholder approval of the Agreement and the transaction contemplated hereby in accordance with the Virginia Stock Corporation Act and the Seller's Articles of Incorporation.

     8.03 NO LITIGATION.

          No temporary restraining order, preliminary or permanent injunction, judgment, decree or order shall have been issued by any court or quasi-jurisdictional or administrative agency of any federal, state, local or foreign jurisdiction, or statute, rule or regulation shall be in effect, that would prevent consummation of the transaction contemplated by this Agreement.

     8.04 HSR ACT WAITING PERIOD.

          Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated.

     8.05 BUYER'S PERFORMANCE.

          All obligations of Buyer to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with in all material respects on or before the Closing Date.

     8.06 DELIVERIES AT CLOSING.

          In addition to the payment of the Purchase Price, Buyer shall have delivered, or caused to have been delivered, to Seller the following documents, each properly executed and dated as of the Closing Date and reasonably satisfactory in form and substance to Seller:

          (a) the Assignment and Assumption Agreement;

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          (b) Buyer's Closing Certificate;

          (c) the Headquarters Sublease Agreement;

          (d) the Manufacturing Agreement;

          (e) the Trademark License Agreement;

          (f) the Computer Assets License Agreement;

          (g) the Services Agreement; and

          (h) the opinion of Buyer's counsel in a form reasonably acceptable to Seller.

                                   ARTICLE IX
                  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING

     9.01 SELLER'S INDEMNITY.

          Upon closing of the transactions contemplated herein, Seller hereby agrees to indemnify and hold Buyer, its Affiliates, successors and assigns and their respective representatives ("Buyer's Indemnitees") harmless from and against, and agrees to defend promptly Buyer's Indemnitees from and reimburse Buyer's Indemnitees for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (collectively, the "Losses"), that Buyer's Indemnitees may at any time suffer or incur, or become subject to, arising, directly or indirectly from, or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement or any instrument or document executed by Seller in connection with or as a result of this Agreement; (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement; (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on its behalf) in connection with any of the transactions contemplated by this

Agreement; (iv) any liability of Seller which is not an Assumed Liability (including any liability of Seller that becomes a liability of Buyer by operation of law under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise);
(v) any liability in respect of any Taxes relating to the Purchased Assets attributable to any period beginning before and ending on the Closing Date; and
(vi) the Retained Liabilities (hereinafter referred to collectively as "Claims"); PROVIDED, HOWEVER, that Buyer's Indemnitees shall have the right to be indemnified, held harmless from, defended or reimbursed under SECTION 9.01(a) hereof only if Buyer has notified Seller of such Claims within one (1) year of the Closing Date, except the time limitation with respect to the representations set forth in SECTIONS 3.07 and 3.09 shall be upon expiration of the applicable statute of limitations with respect to the tax or environmental matters giving rise to a claim thereunder.

     9.02 BUYER'S INDEMNITY.

          Upon closing of the transactions contemplated herein, Parent and Buyer, jointly and severally hereby agree to indemnify and hold Seller and its Affiliates, successors and assigns and their respective representatives (collectively, "Seller's Indemnitees") harmless from and against, and agree to defend promptly Seller's Indemnitees from and reimburse Seller's Indemnitees for, any and all Losses that Seller's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Parent or Buyer in or pursuant to this Agreement or any instrument or document executed by Parent or Buyer in connection with or as a result of this Agreement; (ii) the Assumed Liabilities; (iii) any breach by Parent or Buyer of any covenant or obligation of Parent or Buyer in this Agreement; (iv) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Parent or Buyer (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement; (v) any liability in respect of any Taxes relating to the Purchased Assets attributable to any period beginning on or after the Closing Date; and
(vi) claims by third parties against Seller relating to operation, ownership and performance by, Buyer of the Purchased Assets, and the conduct of Parent or Buyer in connection with the Computer Telephony Business from and after the Closing Date, other than with respect to the Retained Liabilities; PROVIDED, HOWEVER, that, except in the case of the Indemnified Litigation, Seller's Indemnitees shall have no right to be indemnified, held harmless from, defended or reimbursed under SECTION 9.02 hereof unless Seller has notified Parent or Buyer of such Claims within one (1) year of the Closing Date.

     9.03 LIMITATIONS ON INDEMNIFICATION.

          (a) Seller shall not have any obligation to indemnify Buyer's Indemnitees in respect of Losses incurred pursuant to SECTION 9.01, and Parent or Buyer shall not have any obligation to indemnify Seller's Indemnitees in respect of Losses incurred pursuant to SECTION 9.02, in either case unless and until the aggregate amount of such Losses exceeds $375,000 (the "Basket"), and then only to the extent such Losses in the aggregate exceed $187,500; PROVIDED, HOWEVER, that the foregoing limitation and the Basket shall not apply to Losses in connection with the Indemnified Litigation or Taxes, and PROVIDED, FURTHER, that the maximum amount recoverable by either party and its Affiliates in respect of such Losses shall not exceed the Purchase Price, with Adjustments.

     9.04 PROCEDURE FOR INDEMNIFICATION- THIRD PARTY CLAIMS.

          (a) Promptly after receipt by an indemnified party under SECTION 9.01 or SECTION 9.02 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

          (b) If any Proceeding referred to in SECTION 9.04(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, in the event that the indemnifying party provides appropriate notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this SECTION 9.04 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding. No compromise or settlement of such claims may be effected by either the indemnified party or the indemnifying party without the other party's consent (which consent shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the other party, and (ii) the sole relief provided is monetary damages that are paid in full by the party effecting the settlement. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Parent, Buyer and Seller hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Parent, Buyer or Seller, respectively, with respect to such a claim anywhere in the world; provided that the indemnified party is subject to the personal jurisdiction of such court.

     9.05 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

          A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     9.06 COMPUTATION OF INDEMNITY AMOUNTS.

          The amount of any indemnification payable under any of the provisions of this ARTICLE IX shall be reduced by any insurance recoveries offsetting the amount of the loss.

     9.07 LITIGATION SUPPORT.

          In the event and for so long as Parent, Buyer or Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) the Computer Telephony Business, the other parties will cooperate with it and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

     9.08 POST-CLOSING COOPERATION.

          Following the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute and deliver any document, instrument or conveyance of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby.

     9.09 ESCROW ARRANGEMENTS.

          (a) ESCROW FUND. On the Closing Date, Buyer and Seller jointly shall instruct an escrow agent selected by Buyer and reasonably acceptable to Seller (the "Escrow Agent") to place $4,000,000 of the Purchase Price into an escrow account. At the Closing, Seller will be deemed to have deposited with the Escrow Agent the Escrow Amount (together with any interest earned thereon during the term of the escrow as set forth in SECTION 9.09(c), the "Escrow Fund"). The Escrow Fund will be governed by the terms set forth herein. The Escrow Fund will be available as partial security for (i) Seller's obligations to effect any Adjustment to the Purchase Price made pursuant to SECTION 2.04 and (ii) Seller's indemnification obligations under SECTION 9.01.

          (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund will be in existence immediately following the Closing Date and will terminate at 5:00 p.m., New York time, on the earlier of the date 12 months from the Closing Date or the date the full amount of the Escrow Fund has been disbursed pursuant to SECTION 9.09(d) below (the "Escrow Period"); PROVIDED, THAT, the Escrow Period will not terminate with respect to such amount (or some portion thereof) if in the reasonable judgment of Parent or Buyer, subject to the objection of Seller and the subsequent arbitration of the matter as provided in SECTION 9.09(f), such amount (or some portion thereof) together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any and all Adjustment and/or Loss claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, or if there exists an ongoing arbitration proceeding between Parent and Buyer and Seller with respect to which party is entitled to the funds in the Escrow Fund in the manner provided in
SECTION 9.09(f) hereof. As soon as all such Adjustment and/or Loss claims have been resolved, the Escrow Agent will deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such Adjustment and/or Loss claims.

          (c) PROTECTION OF ESCROW FUND. The Escrow Agent will hold and safeguard the Escrow Fund during the Escrow Period, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent, Buyer or Seller and will hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Fund will be invested subject to the discretion of the Escrow Agent in demand and time deposits in banks or savings institutions, short term certificates of deposit or Treasury bills, or money market account instruments.

          (d) PAYMENT OF ADJUSTMENT AND/OR LOSS CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate") specifying in reasonable detail the individual items of any Adjustment and/or claim of Losses indemnifiable under SECTION 9.01 as limited by
SECTION 9.03 ("Indemnifiable Loss"), the Escrow Agent will, subject to the provisions of SECTION 9.09(e) AND (f) hereof, deliver to Buyer out of, and to the extent of, the Escrow Fund, by wire transfer (within three (3) business days) of immediately available funds to an account of Buyer at a bank specified by Buyer, as promptly as practicable, an amount equal to, as applicable, such Adjustment and/or Loss claim.

          (e) OBJECTIONS TO ADJUSTMENT AND/OR INDEMNIFIABLE LOSS CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate will be delivered to Seller and for a period of five
(5) days after such delivery, the Escrow Agent will make no delivery of any Escrow Funds pursuant to SECTION 9.09(d) hereof unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such five (5) day period, the Escrow Agent will make delivery from the Escrow Fund in accordance with SECTION 9.09(d) hereof, PROVIDED, THAT, no such payment or delivery may be made if Seller shall object in a written statement to the Adjustment and/or Indemnifiable Loss claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such five (5) day period.

          (f) RESOLUTION OF CONFLICTS; ARBITRATION.

               (i) In case Seller shall object in a written statement to any Adjustment and/or Loss claims or other claims made in any Officer's Certificate, Buyer and Seller will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Buyer and Seller should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties and will be furnished to the Escrow Agent. The Escrow Agent will be entitled to rely on any such memorandum and distribute the funds from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the amount of damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by three arbitrators. Buyer and Seller will each select one arbitrator, and the two arbitrators so selected will select a third arbitrator. The arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys' fees and costs, to the extent of a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate will be binding and conclusive upon the parties to this Agreement and, notwithstanding anything in SECTION 9.09(e) hereof, the Escrow Agent will be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision will be written and will be supported by written findings of fact and conclusions that will set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration will be held in Chicago, Illinois, under the rules then in effect of the American Arbitration Association. For purposes of this SECTION 9.09(f), in any arbitration hereunder in respect of any Losses in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer will be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award Buyer less than the sum of seventy-five percent (75%) of the disputed amount; otherwise, Seller will be deemed to be the Non-Prevailing Party. The "Non-Prevailing Party" to an arbitration will pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs incurred by the other party to the arbitration (collectively, the "Arbitration Fees"). In any arbitration hereunder in respect to any Adjustment in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the Arbitration Fees will be borne by the parties in accordance with the allocation of fees and disbursements of PricewaterhouseCoopers LLP described in SECTION 2.04.

          (g) REDUCTION OF ESCROW FUND. After the expiration of six months after the Closing Date, the Escrow Agent shall distribute to Seller from the Escrow Fund an amount, if available, equal to half of the original Escrow Amount; PROVIDED, HOWEVER, that the Escrow Fund shall not be reduced to an amount less than $2,000,000 plus the aggregate of any and all outstanding Adjustment and/or Loss claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such six-month period, or to an amount less than $2,000,000 plus the aggregate amount with respect to which there exists as of the end of such six-month period an ongoing arbitration proceeding between Buyer and Seller relating to the Escrow Fund in the manner provided in SECTION 9.09(f) hereof.

          (h) ESCROW AGENT'S DUTIES.

               (i) The Escrow Agent will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and an officer of Seller, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent will not be liable, in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under this Agreement, the Escrow Agent will not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent will not incur any such liability for (A) any act or failure to act made or omitted in good faith or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or in determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

               (vii) Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (i) INDEMNIFICATION OF ESCROW AGENT. The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

          (j) RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties;
PROVIDED, HOWEVER, that no such resignation will become effective until the appointment of a successor escrow agent which will be accomplished as follows:
Buyer and Seller will use their reasonable best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If Buyer and Seller fail to agree upon a successor escrow agent within such time, the Escrow Agent will have the right to appoint a successor escrow agent authorized to do business in the State of New York. The successor escrow agent will execute and deliver an instrument accepting such appointment and it will, without further acts, be vested with all estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent will be discharged from any further duties and liability under this Agreement.

          (k) FEES PAID TO ESCROW AGENT. Half of all fees of the Escrow Agent for performance of its duties hereunder will be paid by Seller and half of all such fees will be paid by Buyer. It is understood that the fees and usual charges agreed upon for services of Escrow Agent will be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent will be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees and expenses occasioned by such default, delay controversy or litigation. Each of Buyer and Seller promises to pay one half of these sums on demand.

     9.10 TAXES.

          To the extent relevant to the Purchased Assets and the Computer Telephony Business, the parties hereto agree, that, until a date that is six years from the Closing Date: (i) Seller shall provide Buyer and Buyer shall provide Seller with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes; (ii) Seller shall retain and provide Buyer and Buyer shall retain and provide Seller with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit examination or other tax proceeding; and (iii) Seller shall retain all relevant documents, including prior years' Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns and shall not destroy or otherwise dispose of any such records without at least 30 days prior written notice to Buyer.

     9.11 BOOKS AND RECORDS; PERSONNEL.

          For a period of five years from the Closing Date:

          (a) Buyer shall not dispose of or destroy any of the Books and Records without first offering to turn over possession thereof to Seller by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction.

          (b) Buyer shall allow Seller and its agents reasonable access to all Books and Records upon five business days' advance written notice during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored; PROVIDED, HOWEVER, that any such access shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's Computer Telephony Business.

          (c) Buyer shall make available to Seller upon written request (i) copies of any Books and Records, (ii) Buyer's personnel to assist Seller in locating and obtaining any Books and Records, and (iii) any of Buyer's personnel whose assistance or participation is reasonably required by Seller or any of its affiliates in anticipation of, or preparation for, existing or future litigation, tax returns or other matters in which Seller or any of its affiliates is involved. Seller shall reimburse Buyer for the reasonable salary and out-of-pocket expenses incurred in performing the services for Seller described in this SECTION 9.11.

          (d) Seller will (i) provide Buyer reasonable access to the Books and Records for the period prior to January 1, 1997 upon five business days' advance written notice during normal working hours at Seller's principal place of business or at any location where any such Books and Records are stored; PROVIDED, HOWEVER, that any such access shall be had or done in such a manner so as not to interfere with the normal conduct of Seller's business and (ii) at least

30 days prior to the destruction of any Books and Records relating to the Computer Telephony Business, offer such Books and Records by written notice to Buyer. Buyer shall reimburse Seller for the reasonable salary and out-of-pocket expenses incurred in performing the services for Buyer contained in this SECTION 9.11.

                                    ARTICLE X
                                   TERMINATION

     10.01 TERMINATION.

          This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Seller:

          (a) by mutual consent of Buyer and Seller duly authorized by the Board of Directors of Buyer and Seller;

          (b) by either Buyer or Seller if the Closing shall not have been consummated on or before January 31, 1999 (the "End Date"), which date may be extended (i) by the mutual written consent of the parties hereto or (ii) provided that the Proxy Statement has been filed with the Commission by October 25, 1999, one day for each day after December 1, 1999 that the Commission fails to clear the Proxy Statement, up to a maximum of 30 days, in the event that, notwithstanding the good faith and diligent efforts of the parties, the Commission has not cleared the Proxy Statement for distribution to Seller's shareholders by December 1, 1999; provided, however, that the right to terminate this Agreement under this SECTION 10.01(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date;

          (c) by either Buyer or Seller, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Closing, and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED THAT the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to avoid, remove or lift such order, decree, ruling or other action; or

          (d) by either Buyer or Seller, if the approval of the shareholders of Seller is not obtained at the meeting of shareholders duly called and held therefor; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 10.01(d) shall not be available to Seller where the failure to obtain shareholder approval of Seller shall have been caused by the action or failure to act of Seller and such action or failure to act constitutes a material breach by Seller of this Agreement.

     10.02 TERMINATION BY BUYER.

          This Agreement may be terminated by Buyer, at any time prior to the Closing, before or after the approval by the shareholders of Seller, if (a) Seller shall have failed to comply with any of its obligations such that the closing conditions set forth in SECTION 7.04 would not be satisfied; PROVIDED, HOWEVER, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within 15 days of delivery to Seller of written notice of such failure, (b) there exists a breach or breaches of any representation or warranty of Seller contained in this Agreement such that the closing conditions set forth in SECTION 7.01 would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within 15 days of delivery to Seller of written notice of such breach or breaches, or (c) a Seller Triggering Event (as defined below) shall have occurred.

          For the purposes of this Agreement, a "Seller Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Seller or any committee thereof shall for any reason have withdrawn  recommendation in favor of the approval of the Agreement;
(ii) Seller shall have failed to include in the Proxy Statement the recommendations of the Board of Directors of Seller in favor of the approval of the Agreement and the transactions contemplated hereby; (iii) the Board of Directors of Seller or any committee thereof shall have approved or recommended any Superior Proposal with respect to Seller; or (iv) a tender or exchange offer relating to securities of Seller shall have been commenced by a Person unaffiliated with Buyer and Seller shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Seller recommends rejection of such tender or exchange offer.

     10.03 TERMINATION BY SELLER.

          This Agreement may be terminated at any time prior to the Closing Date, before or after approval by the shareholders of Seller, by action of the Board of Directors of Seller, if (a) Buyer shall have failed to comply in any material respect with any of its obligations such that the closing conditions set forth in SECTION 8.05 would not be satisfied; PROVIDED, HOWEVER, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within 15 days of delivery to Buyer of written notice of such failure, (b) there exists a breach or breaches of any representation or warranty of Buyer contained in this Agreement such that the closing condition set forth in SECTION 8.01 would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within 15 days of delivery to Buyer of written notice of such breach or breaches or (c) (i) the Board of Directors of Seller authorizes Seller, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and (ii) Seller upon such termination pursuant to this clause (c) pays to Buyer in immediately available funds the fees required to be paid pursuant to SECTION 10.05.

     10.04 PROCEDURE FOR TERMINATION.

          In the  event  of  termination  by Buyer or  Seller  pursuant  to this
Article IX, written notice thereof shall forthwith be given to the other.

     10.05 EFFECT OF TERMINATION.

          (a) In the event of  termination  of this  Agreement  pursuant to this
Article X, the Agreement shall become void and of no further force or effect and no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that SECTION
10.05 and SECTION 11.02 shall survive such termination.

          (b) If

               (i) Seller shall terminate this Agreement pursuant to SECTION 10.03(c);

               (ii) Buyer shall terminate this Agreement pursuant to SECTION 10.02(c);

or

               (iii) either Buyer or Seller shall terminate this Agreement pursuant to SECTION 10.01(d) in circumstances where the requisite approval of Seller's shareholders was not obtained at the shareholder meeting and prior to the meeting (A) Seller received a Superior Proposal that was publicly disclosed or (B) a Seller Acquisition proposal was publicly proposed and, within 12 months of such proposal, Seller consummates a Seller Acquisition;

then in any case as described in clause (i), (ii) or (iii) Seller shall pay to Buyer (by wire transfer of immediately available funds not later than the date of termination of this Agreement (or, in the cause of clause (iii), the date of such definitive agreement) an amount equal to $2,000,000. For purposes of this Agreement, the term "Seller Acquisition" shall mean (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving

Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) the sale or other disposition by Seller of the Purchased Assets or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Seller.

          (c) Payment of the fees provided for in SECTION 10.05 shall not be in lieu of damages incurred in the event of a willful or intentional breach of this Agreement by Seller and nothing herein shall relieve Buyer, Seller or Parent from liability for any willful material breach hereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.01 ENTIRE AGREEMENT; AMENDMENT.

          This Agreement, the Confidentiality Agreement and the documents to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto contained in this Agreement and the documents delivered pursuant hereto shall constitute all representations and warranties of each party hereto and shall be deemed to be material and to have been relied upon by the other party notwithstanding any investigation heretofore or hereafter made by the other party.

     11.02 EXPENSES.

          Each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants, representatives and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Seller will pay one-half and Buyer will pay one-half of the filing fee required to make the HSR Act filing. Seller will pay all amounts payable to any finder or investment banker engaged by Seller in connection with this Agreement and the transactions contemplated hereby.

     11.03 GOVERNING LAW; CONSENT TO JURISDICTION.

          This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflict of law principles or rules thereof. Each of the parties hereto, in respect of itself and its properties, agrees to be subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago, Illinois, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.06 hereof. Nothing in this
SECTION 11.03, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by Law or in equity.

     11.04 ASSIGNMENT.

          This Agreement and each party's respective rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party, except for the assignment by Buyer of its rights and obligations hereunder to a wholly-owned subsidiary of Buyer. All agreements entered into pursuant to this Agreement shall be assignable in accordance with their respective terms.

     11.05 AGREEMENT NOT TO COMPETE.

          (a) Seller understands that Buyer shall be entitled to protect and preserve the going concern value of the business related to the Purchased Assets, including the Computer Telephony Business, to the extent permitted by law and that Buyer would not have entered into this Agreement absent the provisions of this SECTION 11.05, and therefore agrees that Seller will not (i) after the Closing Date and prior to the third anniversary of the Closing Date, directly or indirectly engage in, represent in any way, or be connected with, any business that competes with the Computer Telephony Business, (ii) after the Closing Date and prior to the second anniversary of the Closing Date, hire any Employee or directly or indirectly induce any Employee to leave the employ of Buyer, or to accept any other position or employment, (iii) after the second and prior to the third anniversary of the Closing Date, directly or indirectly include any Employee to leave the employ of Buyer, or to accept any other position or employment and (iv) at any time communicate or divulge any confidential information, knowledge or data related to the Purchased Assets or the Computer Telephony Business, all of which it agrees to hold in a fiduciary capacity for the benefit of Buyer, to any Person other than Buyer. Notwithstanding the foregoing, (i) Buyer acknowledges and agrees that the Healthcare Communications Business will continue to develop, market, license and sell in the acute care healthcare market and all other markets in which the Healthcare Communications Business currently sells products certain products and services substantially similar to the products and services sold by the Computer Telephony Business, and (ii) any confidential information, knowledge or data related to the Computer Telephony Business represented by the Purchased Assets shall not be subject to the restrictions of this SECTION 11.05 if: (A) at the time of disclosure or thereafter such information is generally available to and known by the public (other than as a result of its disclosure by Seller or its representatives) or is available to Buyer on a non-confidential basis from a source other than Seller; (B) Buyer or its representatives or assigns become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such information; or (C) such information was in Buyer's possession prior to disclosure by the Seller.

          (b) For purposes of this SECTION 11.05, the phrase "directly or indirectly engage in" shall include having a direct or indirect ownership interest (other than ownership of an equity interest in DCC or ownership of less than five percent of the outstanding voting securities of a Person who is registered under Section 12 of the Exchange Act) in any Person that engages in the business in question.

     11.06 NOTICES.

          All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when received

(a) personally or by messenger, (b) by overnight delivery service to an officer of the other party, or (c) by United States mail, certified or registered mail, postage prepaid, return receipt requested, in all cases addressed to the Person for whom it is intended at his address set forth below, unless and until either of such parties notifies the other in writing of a change of address:

     If to Seller:      EXECUTONE Information Systems, Inc.
                        478 Wheelers Farms Road
                        Milford, Connecticut 06460
                        Attention: Barbara C. Anderson, Esquire
                        Telecopy No.: (203) 882-6607

     With a copy to:
                        Hunton & Williams
                        Riverfront Plaza, East Tower
                        951 East Byrd Street
                        Richmond, Virginia 23219-4074
                        Attention: Thurston R. Moore, Esquire
                        Telecopy No.: (804) 788-8218

     If to Buyer:       Inter-Tel, Incorporated
                        120 North 44th Street, Suite 200
                        Phoenix, Arizona 85034-1822
                        Attention: John Gardner, Esquire
                        Telecopy No.: (602) 302-8900

     With a copy to:
                        Wilson Sonsini Goodrich & Rosati, P.C.
                        640 Page Mill Road
                        Palo Alto, California  94304-1050
                        Attention: Jeffrey D. Saper, Esquire
                                   Robert G. Day, Esquire
                        Telecopy No: (650) 493-6811

     11.07 COUNTERPARTS; HEADINGS.

          This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     11.08 SEVERABILITY.

          If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     11.09 NO RELIANCE.

          No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Seller contained in this Agreement.

     11.10 INTERPRETATION.

          Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

     11.11 SPECIFIC PERFORMANCE.

          Buyer and Seller hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     11.12 EMPLOYEE TAX REPORTING.

          Seller shall furnish to Buyer the most current on file Forms W-4 and W-5 of each Transferred Employee as of the Closing Date. Seller shall send to the appropriate Social Security Administration Office a duly completed Form W-3 and accompanying copies of the duly completed Form W-2. It is the intent of the parties that the obligations of Buyer and Seller under this SECTION 11.12 shall be carried out in accordance with Section 5 of the Internal Revenue Service's Revenue Procedure 96-60.

     11.13 FURTHER ASSURANCES.

          The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other things and acts, all as the other party may reasonably request for the purposes of carrying out the intent of this Agreement and the transactions contemplated hereby.

     11.14 DISCLOSURE SCHEDULE.

          The disclosures in the Disclosure Schedule, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty herein.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each party has caused this Purchase Agreement to be duly executed in its name by its duly authorized officer as of the day and year first above written.

SELLER:                                 EXECUTONE INFORMATION SYSTEMS, INC.


                                        By: /s/ Stanley J. Kabala
                                            ------------------------------------
                                            Name: Stanley J. Kabala
                                            Title: Chairman, President and Chief
                                                   Executive Officer


BUYER:                                  EXECUTONE INTER-TEL BUSINESS
                                        INFORMATION SYSTEMS, INC.


                                        By: /s/ Norman Stout
                                            ------------------------------------
                                            Name: Norman Stout
                                            Title: President


PARENT:                                 INTER-TEL, INCORPORATED


                                        By: /s/ Norman Stout
                                            ------------------------------------
                                            Name: Norman Stout
                                            Title: Executive Vice President and
                                                   Chief Administrative Officer